As filed with the Securities and Exchange Commission on August 5, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CRISPR THERAPEUTICS AG

(Exact name of registrant as specified in its charter)

Switzerland	Not applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Baarerstrasse 14

6300 Zug, Switzerland

+41 (0)41 561 32 77

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

James R. Kasinger

General Counsel and Secretary

CRISPR Therapeutics AG

105 West First Street

Boston, MA 02127

(617) 315-4600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert E. Puopolo Marishka DeToy Goodwin Procter LLP 100 Northern Avenue Boston, MA 02210 (617) 570-1000

From time to time after the effective date of this Registration Statement

(Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

EXPLANATORY NOTE

This registration statement contains:

•
a base prospectus which covers the offering, issuance and sale by us of the securities identified above from time to time in one or more offerings; and
•
a sales agreement prospectus supplement covering the offering, issuance and sale by us of up to a maximum aggregate offering price of $378,641,978 of our common shares that may be issued and sold from time to time under an Open Market Sale AgreementSM previously entered into with Jefferies LLC on August 30, 2019, or the Sales Agreement.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The specific terms of the securities to be issued and sold under the Sales Agreement are specified in the sales agreement prospectus supplement that immediately follows the base prospectus.

PROSPECTUS

CRISPR THERAPEUTICS AG

Common Shares

Debt Securities

Warrants

Units

Subscription Rights

From time to time, we or any selling shareholder may offer any combination of the securities described in this prospectus in one or more offerings. We or any selling shareholder may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable anti-dilution provisions.

This prospectus provides a general description of the securities we or any selling shareholder may offer. Each time we and/or any selling shareholder offers securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our common shares are listed on The Nasdaq Global Market under the symbol “CRSP.” On August 2, 2024, the last reported sale price of our common shares was $51.11 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on The Nasdaq Global Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

We or any selling shareholder will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by selling shareholders.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 3 of this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 5, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is a part of an automatic registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, or the Securities Act. Under this shelf registration process, we and/or selling shareholders may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities we may offer. Each time we and/or selling shareholders sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The applicable prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information” beginning on page 29 of this prospectus.

You should rely only on the information contained in or incorporated by reference in this prospectus, the accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. Neither we nor any selling shareholder have authorized anyone to provide you with different information. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

Unless otherwise stated, all references in this prospectus or the accompanying prospectus supplement to the “Company,” “CRISPR,” “CRISPR Therapeutics,” “we,” “us,” and “our,” except where the context requires otherwise, refer to CRISPR Therapeutics AG and its consolidated subsidiaries; “our board of directors” refers to the board of directors of CRISPR Therapeutics AG; and we generally refer to CASGEVY (exagamglogene autotemcel [exa-cel]) as “CASGEVY.”

“CRISPR Therapeutics®” standard character mark and design logo and “CRISPR TXTM” are trademarks and registered trademarks of CRISPR Therapeutics AG. The CASGEVY™ word mark and design are trademarks of Vertex Pharmaceuticals Incorporated. All other trademarks and registered trademarks contained in this prospectus are the property of their respective owners. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus or the accompanying prospectus supplement may appear without the ® or ™ symbols and any such omission is not intended to indicate waiver of any such rights.

CRISPR THERAPEUTICS AG

Company Overview

We are a leading gene editing company focused on the development of CRISPR/Cas9-based therapeutics. CRISPR/Cas9 is a revolutionary technology for gene editing, the process of precisely altering specific sequences of genomic DNA. We aim to apply this technology to disrupt, delete, correct and insert genes to treat genetic diseases and to engineer advanced cellular therapies. We have advanced this technology from discovery to an approved medicine with unparalleled speed, culminating in the landmark first approval of a CRISPR-based therapy, CASGEVY (exagamglogene autotemcel [exa-cel]), in 2023 with our collaborators at Vertex Pharmaceuticals Incorporated. We believe that the combination of our technology, research and development capabilities, and proven ability to execute may enable us to create an entirely new class of highly effective and potentially curative therapies for patients with both rare and common diseases for whom current biopharmaceutical approaches have had limited success.

The use of CRISPR/Cas9 for gene editing was co-invented by one of our scientific founders, Dr. Emmanuelle Charpentier, the Acting and Founding Director of the Max Planck Unit for the Science of Pathogens in Berlin, Germany. Dr. Charpentier and her collaborators published work elucidating the mechanism by which the Cas9 endonuclease, a key component of CRISPR/Cas9, can be programmed to cut double-stranded DNA at specific locations. Dr. Charpentier and her collaborator, Dr. Jennifer Doudna of the University of California, Berkeley, shared the 2020 Nobel Prize in Chemistry for their groundbreaking work. We acquired exclusive rights to intellectual property encompassing CRISPR/Cas9 and related technologies from Dr. Charpentier and continue to strengthen our intellectual property estate through our own research and additional in-licensing efforts, furthering our leadership in gene editing therapeutics.

We have established a portfolio of therapeutic programs spanning four core franchises: hemoglobinopathies, immuno-oncology and autoimmune, in vivo approaches and type 1 diabetes. Depending on the program, we take either an ex vivo approach, in which we edit cells outside of the human body before administering them to the patient, or an in vivo editing approach, where we deliver the CRISPR-based therapeutic directly to target cells within the human body. In addition, we continue to innovate on our platform to develop next-generation technologies that can enable new therapies. Through these efforts, we aim to unlock the full potential of CRISPR/Cas9 to create medicines that can transform the lives of patients.

Our mission is to create transformative gene-based medicines for serious human diseases. We believe that our innovative research, translational expertise and clinical development experience position us as a leader in the development of CRISPR-based therapeutics.

We were incorporated as a Swiss stock corporation (Aktiengesellschaft) on October 28, 2013 under the name Inception Genomics AG. We changed our name to CRISPR Therapeutics AG on April 28, 2014. Our principal executive offices are located at Baarerstrasse 14, 6300 Zug, Switzerland and our principal research operations are in Boston, Massachusetts. Our telephone number is + 41 (0)41 561 32 77. Our website is www.crisprtx.com. Our website and the information contained therein or connected thereto are not incorporated into this prospectus, the accompanying prospectus supplement or the registration statement of which they form a part. We trade on the Nasdaq Global Market under the ticker symbol “CRSP.”

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference contain forward-looking statements. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. Discussions containing these forward-looking statements may be found, among other places, in the Sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from our most recent Annual Report on Form 10-K and other filings we make with the SEC from time to time, which are incorporated by reference herein in their entirety, together with other information in this prospectus, the information and documents incorporated by reference in this prospectus, and in any prospectus supplement or free writing prospectus that we authorize for use in connection with this offering.

Any statements in this prospectus, or incorporated herein, about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements include statements regarding, among other things, our future discovery and development efforts, our future operating results and financial position, our business strategy, and other objectives for our operations.

In some cases, you can identify forward-looking statements by the words “may,” “might,” “can,” “will,” “to be,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “likely,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future, although not all forward-looking statements contain these words. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

You should refer to the “Risk Factors” section contained in the applicable prospectus supplement and under similar headings in the documents that are incorporated by reference into this prospectus, for a discussion of important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Given these risks, uncertainties and other factors, many of which are beyond our control, we cannot assure you that the forward-looking statements in this prospectus will prove to be accurate, and you should not place undue reliance on these forward-looking statements. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to revise any forward-looking statements to reflect events or developments occurring after the date of this prospectus, even if new information becomes available in the future.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes. General corporate purposes may include research and development and clinical development costs to support the advancement of our product candidates and the expansion of our research development programs; manufacturing infrastructure; working capital; capital expenditures; and other general corporate purposes. We will set forth in the applicable prospectus supplement our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement. Pending these uses, we intend to invest the net proceeds in investment-grade, interest-bearing securities. Unless otherwise set forth in a prospectus supplement, we will not receive any proceeds from the sale of securities by any selling shareholder.

SELLING SHAREHOLDERS

Selling shareholders are persons or entities that, directly or indirectly, have acquired or will from time to time acquire from us, our securities. Such selling shareholders may be parties to registration rights agreements with us, or we otherwise may have agreed or will agree to register their securities for resale. The initial purchasers of our securities, as well as their transferees, pledges, donees or successors, all of whom we refer to as “selling shareholders,” may from time to time offer and sell our securities pursuant to this prospectus and any applicable prospectus supplement.

The applicable prospectus supplement will set forth the name of each of the selling shareholders and the number of securities beneficially owned by such selling shareholder that are covered by such prospectus supplement. The applicable prospectus supplement will also disclose whether any of the selling shareholders has held any position or office with, has been employed by or otherwise has had a material relationship with us during the three years prior to the date of the applicable prospectus supplement.

DESCRIPTION OF CAPITAL SHARES

The following summary description of our capital shares is based on the provisions of our articles of association, as well as our organizational rules and the applicable provisions of Swiss law. This information is qualified entirely by reference to the applicable provisions of our articles of association, our organizational rules and Swiss law. For information on how to obtain copies of our articles of association and organizational rules see “Where You Can Find Additional Information.”

The Company has one class of common shares. Our share capital recorded in the commercial register as of the date of this prospectus is CHF 2,655,534.30 and is fully paid-in. It is divided into 88,517,810 common shares with a nominal value of CHF 0.03 each. The issued common shares are fully paid, non-assessable, and rank pari-passu with each other and all other shares.

The shares are registered in book-entry form in DTC under the ISIN CH0334081137. The Company’s Transfer Agent and Registrar is Equiniti Trust Company, LLC, and its address is 6201 5th Street, Brooklyn, NY 11219.

Stock Exchange Listing

The shares are listed on the Nasdaq Global Market under the symbol “CRSP.”

Capital Band

As of the date of this prospectus, our Articles of Association authorize the board of directors to conduct one or more increases of the share capital at any time until June 8, 2028, or the expiry of the capital band if earlier up to an upper limit of CHF 3,100,452.06 by issuing a corresponding number of registered shares with a nominal value of CHF 0.03 each to be fully paid in.

Conditional Share Capital

As of the date of this prospectus, our Articles of Association provide for a conditional capital for bonds and similar debt instruments. For such purposes, as per our current Articles of Association, our share capital may be increased by a maximum amount of CHF 246,084.96 through the issue of a maximum of 8,202,832 common shares, payable in full, each with a nominal value of CHF 0.03 through the exercise of conversion and/or option rights granted in connection with bonds or similar instruments, issued or to be issued by us or by our subsidiaries, including convertible debt instruments. In addition, our Articles of Association provide for a conditional capital for employee benefit plans. For such purposes, as per our current Articles of Association, our share capital may be increased by an amount not exceeding CHF 627,777.96 through the issue of a maximum of 20,925,932 common shares, payable in full, each with a nominal value of CHF 0.03, in connection with the exercise of option rights granted to any of our employees or a subsidiary of us, and any consultant, members of the board of directors, or other person providing services to us or a subsidiary.

Pre-Emptive Rights

Pursuant to the Swiss Code of Obligations, or CO, shareholders have pre-emptive rights (Bezugsrechte) to subscribe for new issuances of shares. With respect to conditional capital in connection with the grant of option rights, the rules on the pre-emptive rights apply mutatis mutandis. With respect to conditional capital in connection with the issuance of bonds or similar debt instruments to which conversion or option rights attach, shareholders have advance subscription rights (Vorwegzeichnungsrechte) for the subscription of bonds or similar debt instruments.

A resolution passed at a general meeting of shareholders by two-thirds of the shares represented and the absolute majority of the nominal value of the shares represented may authorize our board of directors to withdraw or limit pre-emptive rights or advance subscription rights in certain circumstances.

If pre-emptive rights are granted, but not exercised, the board of directors may allocate the pre-emptive rights as it elects.

With respect to our capital band, the board of directors is authorized by our Articles of Association to withdraw or to limit the pre-emptive rights of shareholders, and to allocate them to third parties or to us:

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if the issue price of the new registered shares is determined by reference to the market price;
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for the acquisition of an enterprise, part(s) of an enterprise or participations, or for the financing or refinancing of any of such acquisition, or in the event of share placement for the financing or refinancing of such placement;
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for purposes of broadening the shareholder constituency of the Company in certain financial or investor markets, for purposes of the participation of strategic partners, or in connection with the listing or registration of new registered shares on domestic or foreign stock exchanges;

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for purposes of granting an over-allotment option of up to 20% of the total number of registered shares in a placement or sale of registered shares to the respective initial purchaser(s) or underwriter(s);
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for raising of capital (including private placements) in a fast and flexible manner as such transaction would probably be difficult to carry out, or could be carried out only at less favorable terms, without the exclusion of the statutory pre-emptive right of the existing shareholders;
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following a shareholder or a group of shareholders acting in concert having accumulated shareholdings in excess of 15% of the share capital registered in the commercial register without having submitted to the other shareholders a takeover offer recommended by the board of directors, or for the defense of an actual, threatened or potential takeover bid, in relation to which the board of directors, upon consultation with an independent financial adviser retained by it, has not recommended to the shareholders acceptance on the basis that the board of directors has not found the takeover bid to be financially fair to the shareholders; or
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for other valid grounds in the sense of Article 652b para. 2 of the CO.

With respect to our conditional share capital, the shareholders’ advance subscription rights with regard to the new bonds or similar instruments may be restricted or excluded by our board of directors in order to finance or refinance the acquisition of companies, parts of companies or holdings, or new investments planned by us, or in order to issue convertible bonds or similar instruments on the international capital markets or through private placement. If advance subscription rights are excluded, then (1) the instruments are to be placed at market conditions, (2) the exercise period is not to exceed ten years from the date of issue of option rights and twenty years for conversion rights and (3) the conversion or exercise price for the new shares is to be set at least in line with the market conditions prevailing at the date on which the instruments are issued.

Voting Rights

The shareholders exercise their voting rights at the general meetings of shareholders in proportion to the nominal value of the shares belonging to them. The holders of shares are entitled to one vote for each share held at all meetings of shareholders. The holders of our common shares do not have cumulative voting rights in the election of directors, as cumulative voting is not permitted under Swiss law. The shares are not divisible. The right to vote and the other rights of share ownership may only be exercised by shareholders (including any nominees) or usufructuaries who are entered in our share register at the cut-off date determined by the board of directors and by persons who are entitled by law to the voting right of a share. Each shareholder may be represented by the independent proxy holder (annually elected by the general meeting of shareholders), another registered shareholder or third person with written authorization to act as proxy or the shareholder’s legal representative. The requirements regarding powers of attorney and instructions are determined by the board of directors.

According to our Articles of Association, when exercising voting rights, no person or entity can accumulate voting rights over its shares of more than 15% of the registered share capital recorded in the commercial register of the Canton of Zug, Switzerland. This restriction on exercise of voting rights does not apply to the exercise of voting rights by the independent proxy holder.

Our Articles of Association further contain provisions that prevent shareholders from acquiring voting rights over its shares that exceed 5% or more of the registered share capital recorded in the commercial register of the Canton of Zug, Switzerland. Specifically, no individual or legal entity shall be registered with voting rights over its shares (held directly or indirectly) that exceed 5% or more of the registered share capital recorded in the commercial register of the Canton of Zug, Switzerland; the common shares exceeding the limit of 5% shall be entered in our share register as shares without voting rights. The board of directors may in special cases approve exceptions to the above regulations.

Our Articles of Association contain provisions that persons who do not expressly declare in the registration application that they are holding the shares on their own account (thereafter: nominees) shall forthwith be entered on the share register as shareholders with voting rights up to a maximum of 3% of the share capital. Beyond that limit, registered shares of nominees shall only be entered as voting if the nominees in question disclose the names, addresses and shareholdings of the persons on whose account they hold 0.5% or more of the share capital. The board of directors concludes agreements with nominees that among other things govern the representation of shareholders and the voting rights.

Dividends

The holders of shares are entitled to receive dividends, if and when resolved upon by the general meeting of shareholders based on a respective proposal by the board of directors and provided that the Company disposes of sufficient freely distributable reserves.

Treasury Shares

The CO limits the Company’s ability to hold or repurchase shares. The Company and its subsidiaries may only repurchase shares if and to the extent that sufficient freely distributable reserves are available. The aggregate par value of all shares held by the Company and its subsidiaries may not exceed 10% of the registered share capital, safe for the purpose of cancellation, subject to the approval of the general meeting of shareholders. Repurchased shares held by the Company or its subsidiaries do not carry any rights to vote at a general meeting of shareholders, but are entitled to the economic benefits generally associated with the shares.

Profit Participation Certificates

As of the date of this prospectus, we have not issued any profit participation certificates (Genussscheine).

COMPARISON OF SWISS LAW AND DELAWARE LAW

The Swiss laws applicable to Swiss corporations and their shareholders differ from laws applicable to U.S. corporations and their shareholders. The following table summarizes significant differences in shareholder rights between the provisions of the Swiss Code of Obligations (Schweizerisches Obligationenrecht), as implemented by the Company in its Articles of Association, and the Delaware General Corporation Law applicable to companies incorporated in Delaware and their shareholders. Please note that this is only a general summary of certain provisions applicable to companies in Delaware. Certain Delaware companies may be permitted to exclude certain of the provisions summarized below in their charter documents.

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW

Mergers and similar arrangements

Under the Delaware General Corporation Law, with certain exceptions, a merger, consolidation, sale, lease or transfer of all or substantially all of the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. A shareholder of a Delaware corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair value of the shares held by such shareholder (as determined by a court) in lieu of the consideration such shareholder would otherwise receive in the transaction. The Delaware General Corporation Law also provides that a parent corporation, by resolution of its board of directors, may merge with any subsidiary, of which it owns at least 90.0% of each class of share capital without a vote by the shareholders of such subsidiary. Upon any such merger, dissenting shareholders of the subsidiary would have appraisal rights.

Under Swiss law, with certain exceptions, a merger or a demerger of the corporation or a sale of all or substantially all of the assets of a corporation must be approved by two-thirds of the voting rights represented at the respective general meeting of shareholders as well as the absolute majority of the nominal value of shares represented at such shareholders’ meeting. A shareholder of a Swiss corporation participating in a statutory merger or demerger pursuant to the Swiss Merger Act (Fusionsgesetz) can file a lawsuit against the surviving company. If the consideration is deemed “inadequate,” such shareholder may, in addition to the consideration (be it in shares or in cash) receive an additional amount to ensure that such shareholder receives the fair value of the shares held by such shareholder. Swiss law also provides that if the merger agreement provides only for a compensation payment, at least 90.0% of all members in the transferring legal entity, who are entitled to vote, shall approve the merger agreement.

Shareholders’ suits

Class actions and derivative actions generally are available to shareholders of a Delaware corporation for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Class actions and derivative actions as such are not available under Swiss law. Nevertheless, certain actions may have a similar effect. A shareholder is entitled to bring suit against directors for breach of their duties and claim the payment of the company’s losses or damages both to the corporation and, subject to certain conditions, to the individual shareholder and creditors. Likewise, an appraisal lawsuit won by a shareholder may indirectly compensate all shareholders.

Under Swiss law, the winning party is generally entitled to recover or to partially recover attorneys’ fees incurred in connection with such action, provided, however, that the court has broad discretion to permit the shareholder whose claim has been dismissed to recover attorneys’ fees incurred to the extent he or she acted in good faith.

Shareholder vote on board and management compensation

Under the Delaware General Corporation Law, the board of directors has the authority to fix the compensation of directors, unless otherwise restricted by the certificate of incorporation or bylaws.

Pursuant to the Swiss Code of Obligations, the general meeting of shareholders has the non-transferable right, amongst others, to vote on the fixed and on the variable compensation of the members of the board of directors, of the executive management and of the advisory boards.

Annual vote on board renewal

Unless directors are elected by written consent in lieu of an	The general meeting of shareholders elects annually (i.e. term of

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW

annual meeting, directors are elected in an annual meeting of stockholders on a date and at a time designated by or in the manner provided in the bylaws. Re-election is possible.

Classified boards are permitted.

office until the end of the following general meeting of shareholders) the members of the board of directors and the members of the compensation committee individually for a term of office of one year. Re-election is possible.

Indemnification of directors and executive management and limitation of liability

The Delaware General Corporation Law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors (but not other controlling persons) of the corporation for monetary damages for breach of a fiduciary duty as a director, except no provision in the certificate of incorporation may eliminate or limit liability for:

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a director or officer for any breach of the duty of loyalty to the corporation or its shareholders;
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a director or officer for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
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a director for statutory liability for unlawful payment of dividends or unlawful stock purchase or redemption;
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a director or officer for any transaction from which the director derived an improper personal benefit; or
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an officer in any action by or in right of the corporation.

A Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or on behalf of the corporation, because the person is or was a director or officer, against liability incurred in connection with the proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation; and the director or officer, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Under Swiss corporate law, an indemnification by the corporation of a director or member of the executive management in relation to potential personal liability is not effective to the extent the director or member of the executive management intentionally or negligently violated his or her corporate duties towards the corporation. (Certain views advocate that at least a grossly negligent violation is required to exclude the indemnification.) Furthermore, the general meeting of shareholders may discharge the directors and members of the executive management from liability from actions taken during the past financial year. Such discharge is effective only, however, for disclosed facts and only as against the company and those shareholders who approved the discharge or who have since acquired their shares in full knowledge of the discharge. Most violations of corporate law are regarded as violations of duties towards the corporation rather than towards the shareholders. In addition, indemnification of other controlling persons is not permitted under Swiss corporate law, including shareholders of the corporation.

The articles of association of a Swiss corporation may also set forth that the corporation shall indemnify and hold harmless, to the extent permitted by the law, the directors and executive managers out of assets of the corporation against threatened, pending or completed actions.

Unless ordered by a court, any foregoing indemnification is subject to a determination that the director or officer has met the applicable standard of conduct:

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by a majority vote of the directors who are not parties to the proceeding, even though less than a quorum;
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by a committee of directors designated by a majority vote of the eligible directors, even though less than a quorum;
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by independent legal counsel in a written opinion if there are no eligible directors, or if the eligible directors so direct; or
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by the shareholders.

Moreover, a Delaware corporation may not indemnify a director or officer in connection with any proceeding in which the director or officer has been adjudged to be liable to the corporation unless and only to the extent that the court determines that, despite the adjudication of liability but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for those expenses which the court deems proper.

Also, a corporation may enter into and pay for directors’ and officers’ liability insurance which may cover negligent acts as well.

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Directors’ fiduciary duties

A director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components:

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the duty of care; and
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the duty of loyalty.

The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself or herself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction.

The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties.

Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

The board of directors of a Swiss corporation manages the business of the corporation, unless responsibility for such management has been delegated to the executive management (for example by organizational rules and comparable bylaws).

However, there are several non-transferable duties of the board of directors:

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the overall management of the corporation and the issuing of all necessary directives;
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the determination of the corporation’s organization;
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the organization of the accounting, financial control and financial planning systems as required for the management of the corporation;
•
the appointment and dismissal of persons entrusted with managing and representing the corporation;
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overall supervision of the persons entrusted with managing the corporation, in particular with regard to compliance with the law, articles of association, operational regulations and directives;
•
compilation of the annual report, the compensation report, the report on non-financial matters (if any) and preparation for the general meeting and implementation of its resolutions;
•
filing of a motion for debt-restructuring moratorium and notification of the court in the event that the company is over-indebted; and
•
in the case of companies whose shares are listed on a stock exchange, preparation of the remuneration report.

The members of the board of directors must perform their duties with all due diligence and safeguard the interests of the corporation in good faith. They must afford the shareholders equal treatment in equal circumstances.

The burden of proof for a violation of these duties is with the corporation or with the shareholder bringing a suit against the director.

Shareholder action by written consent

A Delaware corporation may, in its certificate of incorporation, eliminate the right of shareholders to act by written consent.

Shareholders of a Swiss corporation may exercise their voting rights in a general meeting of shareholders. The articles of association must allow for (independent) proxies to be present at a general meeting of shareholders. The instruction of such (independent) proxies may occur in writing or electronically.

A general meeting may also be held without complying with the applicable regulations on convening meetings if the resolutions are decided in writing on paper or electronically, unless a shareholder or their representative requests an oral debate. The

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW
articles of association may eliminate the right of shareholders to act by written consent.

Shareholder proposals

A shareholder of a Delaware corporation has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

At any general meeting of shareholders any shareholder may put proposals to the meeting if the proposal is part of an agenda item. No resolution may be made on proposals relating to the agenda items that were not duly notified. In the case of companies whose shares are listed on a stock exchange and unless the articles of association provide for a lower threshold or for additional shareholders’ rights:

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shareholders together representing at least 5% of the share capital or the voting rights may demand that a general meeting of shareholders be called for specific agenda items and specific proposals; and
•
shareholders together representing at least 0.5% of the share capital or the voting rights may demand that an agenda item including a specific proposal be put on the agenda for a regularly scheduled general meeting of shareholders, provided such request is made with appropriate notice.

Any shareholder can propose candidates for election as directors provided that the election of board members and the names of the candidates have been included as an agenda item.

In addition, any shareholder is entitled, at a general meeting of shareholders and without advance notice, to (i) request information from the board on the affairs of the company (note, however, that the right to obtain such information is limited), (ii) request information from the auditors on the methods and results of their audit, (iii) request to convene an extraordinary general meeting or (iv) request to carry out a special audit and to appoint a special auditor.

Cumulative voting

Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation provides for it.

Cumulative voting is not permitted under Swiss corporate law. Pursuant to Swiss law, shareholders can vote for each proposed candidate, but they are not allowed to cumulate their votes for single candidates. An annual individual election of (i) all members of the board of directors, (ii) the chairman of the board of directors, (iii) the members of the compensation committee, (iv) the election of the independent proxy for a term of office of one year (i.e. until the following annual general meeting) as well as the vote on the compensation for the members of the board of directors and the executive management as well as for the members of the advisory board, if applicable, is mandatory for listed companies. Re-election is permitted.

Removal of directors

A Delaware corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

A Swiss corporation may remove, with or without cause, any director at any time with a resolution passed by a simple majority of the shares represented at a general meeting of shareholders. The articles of association may require the approval by a

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qualified majority of the shares represented at a meeting for the removal of a director.

Transactions with interested shareholders

The Delaware General Corporation Law generally prohibits a Delaware corporation from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15.0% or more of the corporation’s outstanding voting stock within the past three years.

No such rule applies to a Swiss corporation.

Dissolution; Winding up

Unless the board of directors of a Delaware corporation approves the proposal to dissolve, dissolution must be approved by shareholders holding 100.0% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

A dissolution of a Swiss corporation requires the approval by two-thirds of the voting rights represented as well as the absolute majority of the nominal value of the share capital represented at a general meeting of shareholders passing a resolution on such dissolution. The articles of association may increase the voting thresholds required for such a resolution.

Variation of rights of shares

A Delaware corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise.

The general shareholder meeting of a Swiss corporation may resolve that preference shares be issued or that existing shares be converted into preference shares with a resolution passed by a simple majority of the shares represented at the general meeting of shareholders. Where a company has issued preference shares, further preference shares conferring preferential rights over the existing preference shares may be issued only with the consent of both a special meeting of the adversely affected holders of the existing preference shares and of a general meeting of all shareholders, unless otherwise provided in the articles of association.

Shares with preferential voting rights are not regarded a special class for these purposes.

Amendment of governing documents

A Delaware corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

The articles of association of a Swiss corporation may be amended with a resolution passed by a simple majority of the shares represented at such meeting, unless otherwise provided in the articles of association. There are a number of resolutions, such as an amendment of the stated purpose of the corporation, the introduction of a capital band and conditional capital and the introduction of shares with preferential voting rights that require the approval by two-thirds of the voting rights represented and an absolute majority of the nominal value of the shares represented at a shareholders’ meeting. The articles of association may increase the voting thresholds.

Inspection of books and records

DELAWARE CORPORATE LAW	SWISS CORPORATE LAW

Shareholders of a Delaware corporation, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to obtain copies of list(s) of shareholders and other books and records of the corporation and its subsidiaries, if any, to the extent the books and records of such subsidiaries are available to the corporation.

Shareholders of a Swiss corporation may only inspect books and records if the general meeting of shareholders or the board of directors approved such inspection. The information may be refused where providing it would jeopardize the corporation’s trade secrets or other interests warranting protection. A shareholder is only entitled to receive information to the extent required to exercise such shareholders’ rights, subject to the interests of the corporation. The right to inspect the share register is limited to the right to inspect that shareholder’s own entry in the share register.

Payment of dividends

The board of directors may approve a dividend without shareholder approval. Subject to any restrictions contained in its certificate of incorporation, the board may declare and pay dividends upon the shares of its share capital either:

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out of its surplus; or
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in case there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

Stockholder approval is required to authorize share capital in excess of that provided in the charter. Directors may issue authorized shares without stockholder approval.

Dividend payments are subject to the approval of the general meeting of shareholders. The board of directors may propose to shareholders that a dividend shall be paid but cannot itself authorize the distribution.

Payments out of the Company’s share capital (in other words, the aggregate nominal value of the Company’s registered share capital) in the form of dividends are not allowed; however, payments out of share capital may be made by way of a capital reduction only. Dividends may be paid only from the profits brought forward from the previous business years or if the Company has distributable reserves, each as will be presented on the Company’s audited annual stand-alone balance sheet. The dividend may be determined only after the allocations to reserves required by the law and the articles of association have been deducted.

Creation and issuance of new shares

All creation of shares require the board of directors to adopt a resolution or resolutions, pursuant to authority expressly vested in the board of directors by the provisions of the company’s certificate of incorporation.

All creation of shares requires a shareholders’ resolution. A contingent capital increase or the creation of a capital band requires at least two-thirds of the voting rights represented at the general meeting of shareholders and an absolute majority of the nominal value of shares represented. Shares authorized under the capital band can be, once the capital band is created by shareholder resolution, issued by the board of directors (subject to fulfillment of the authorization). Conditional shares are created and issued through the exercise of options and conversion rights related to debt instruments issued by the board of directors or such rights issued to employees.

DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of our debt securities that we may issue from time to time. We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any future debt securities we may offer under this prospectus, the applicable prospectus supplement will describe the specific terms of any debt securities offered through that prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. Unless the context requires otherwise, whenever we refer to the “indentures,” we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplement and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete applicable indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

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the title;
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the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;
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any limit on the amount that may be issued;
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whether or not we will issue the series of debt securities in global form, and, if so, the terms and who the depository will be;
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the maturity date;
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whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;
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the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;
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whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;
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the terms of the subordination of any series of subordinated debt;
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the place where payments will be payable;
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restrictions on transfer, sale or other assignment, if any;
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our right, if any, to defer payment of interest and the maximum length of any such deferral period;
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the date, if any, after which, the conditions upon which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;
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the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option, to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

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whether the indenture will restrict our ability or the ability of our subsidiaries to:
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incur additional indebtedness;
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issue additional securities;
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create liens;
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pay dividends or make distributions in respect of our share capital or the share capital of our subsidiaries;
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redeem share capital;
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place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;
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make investments or other restricted payments;
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sell or otherwise dispose of assets;
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enter into sale-leaseback transactions;
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engage in transactions with shareholders or affiliates;
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issue or sell shares of our subsidiaries; or
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effect a consolidation or merger;
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whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;
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a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;
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information describing any book-entry features;
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provisions for a sinking fund purchase or other analogous fund, if any;
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the applicability of the provisions in the indenture on discharge;
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whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code of 1986, as amended;
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the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;
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the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and
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any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common shares or other securities (including securities of a third-party). We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our common shares or other securities (including securities of a third-party) that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for other securities of ours or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:

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if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended;
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if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable at maturity, upon redemption or repurchase or otherwise, and the time for payment has not been extended;
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if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and
•
if specified events of bankruptcy, insolvency or reorganization occur.

We will describe in each applicable prospectus supplement any additional events of default relating to the relevant series of debt securities.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the unpaid principal, premium, if any, and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity or security satisfactory to it against any loss, liability or expense. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

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the direction so given by the holder is not in conflict with any law or the applicable indenture; and
•
subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

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the holder has given written notice to the trustee of a continuing event of default with respect to that series;
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the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the trustee or security satisfactory to it against any loss, liability or expense or to be incurred in compliance with instituting the proceeding as trustee; and
•
the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities, or other defaults that may be specified in the applicable prospectus supplement.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

Subject to the terms of the indenture for any series of debt securities that we may issue, we and the trustee may change an indenture without the consent of any holders with respect to the following specific matters:

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to fix any ambiguity, defect or inconsistency in the indenture;
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to comply with the provisions described above under “Description of Our Debt Securities—Consolidation, Merger or Sale;”
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to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act;
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to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;
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to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities—General,” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;
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to evidence and provide for the acceptance of appointment hereunder by a successor trustee;
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to provide for uncertificated debt securities and to make all appropriate changes for such purpose;
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to add to our covenants such new covenants, restrictions, conditions or provisions for the benefit of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred to us in the indenture; or
•
to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, subject to the terms of the indenture for any series of debt securities that we may issue or as otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

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extending the stated maturity of the series of debt securities;
•
reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption or repurchase of any debt securities; or
•
reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that, subject to the terms of the indenture and any limitation otherwise provided in the prospectus supplement applicable to a particular series of debt securities, we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

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register the transfer or exchange of debt securities of the series;
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replace stolen, lost or mutilated debt securities of the series;
•
maintain paying agencies;
•
hold monies for payment in trust;
•
recover excess money held by the trustee;
•
compensate and indemnify the trustee; and
•
appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depository named by us and identified in a prospectus supplement with respect to that series.

At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series. If we elect to redeem the debt securities of any series, we will not be required to:

•
issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or
•
register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs.

Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Ranking of Debt Securities

The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

The senior debt securities will rank equally in right of payment to all our other senior unsecured debt. The senior indenture does not limit the amount of senior debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.

General

We may issue warrants for the purchase of common shares and/or debt securities in one or more series. We may issue warrants independently or together with common shares and/or debt securities, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent and any other depositaries, execution or paying agents, transfer agents, registrars or other agents in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

•
the offering price and aggregate number of warrants offered;
•
the currency for which the warrants may be purchased;
•
if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•
if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•
in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•
in the case of warrants to purchase common shares, the number of common shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•
the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•
the terms of any rights to redeem or call the warrants;
•
any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•
the periods during which, and places at which, the warrants are exercisable;
•
if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;
•
the manner of exercise, including information with respect to book-entry procedures, if any;
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the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;
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any redemption or call provisions;
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the dates on which the right to exercise the warrants will commence and expire;
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the manner in which the warrant agreement and warrants may be modified;
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federal income tax consequences of holding or exercising the warrants;
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the terms of the securities issuable upon exercise of the warrants; and
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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

Governing Law

The warrant agreement and the warrants will be governed by and construed in accordance with the laws of the State of New York.

DESCRIPTION OF UNITS

We may issue units comprised of common shares, debt securities and warrants in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.

Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;
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any provisions of the governing unit agreement;
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the price or prices at which such units will be issued;
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the applicable United States federal income tax considerations relating to the units;
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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and
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any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Capital Shares,” “Description of Debt Securities” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.

Issuance in Series

We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of a particular series of units will be described in the applicable prospectus supplement.

Unit Agreements

We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.

The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:

Modification Without Consent

We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

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to cure any ambiguity; any provisions of the governing unit agreement that differ from those described below;
•
to correct or supplement any defective or inconsistent provision; or
•
to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.

Modification with Consent

We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:

•
impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or
•
reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:

•
If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or
•
If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.

In each case, the required approval must be given by written consent.

Unit Agreements Will Not Be Qualified Under Trust Indenture Act

No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.

Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default

The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.

The unit agreements will not include any restrictions on our ability to put liens on our assets, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.

Governing Law

The unit agreements and the units will be governed by and construed in accordance with the laws of the State of New York.

Form, Exchange and Transfer

We will issue each unit in global—i.e., book-entry—form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.

Each unit and all securities comprising the unit will be issued in the same form.

If we issue any units in registered, non-global form, the following will apply to them.

The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

•
Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.
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Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.
•
If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning fifteen (15) days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.

Payments and Notices

In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS

The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement or free writing prospectus relating to such subscription rights, and may differ from the terms described herein.

We may issue subscription rights to purchase our securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

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whether common shares, preferred shares or warrants for those securities will be offered under the shareholder subscription rights;
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the price, if any, for the subscription rights;
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the exercise price payable for each security upon the exercise of the subscription rights;
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the number of subscription rights issued to each shareholder;
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the number and terms of the securities which may be purchased per each subscription right;
•
the extent to which the subscription rights are transferable;
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any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;
•
the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;
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the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;
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if appropriate, a discussion of material U.S. federal income tax considerations; and
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if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

Standby Arrangements

If fewer than all of the subscription rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We and/or any selling shareholder may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We and/or any selling shareholder may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We and/or any selling shareholder may distribute securities from time to time in one or more transactions:

•
at a fixed price or prices, which may be changed;
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at market prices prevailing at the time of sale;
•
at prices related to such prevailing market prices; or
•
at negotiated prices.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price on or through the facilities of The Nasdaq Global Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale.

Such at the market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements will describe the terms of the offering of the securities, including, to the extent applicable:

•
the name or names of any underwriters, dealers or agents, if any;
•
the purchase price of the securities and the proceeds we will receive from the sale;
•
any over-allotment options under which underwriters may purchase additional securities from us;
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any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•
any public offering price;
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any discounts or concessions allowed or re-allowed or paid to dealers;
•
the terms of any subscription rights; and
•
any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We and/or any selling shareholder may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We and/or any selling shareholder may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We and/or any selling shareholder may sell securities directly or through agents we and/or any selling shareholders designate from time to time. We and/or any selling shareholder will name any agent involved in the offering and sale of securities, and we and/or any selling shareholder will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We and/or any selling shareholder may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We and/or any selling shareholder will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common shares, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers on The Nasdaq Global Market may engage in passive market making transactions in the securities on The Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Direct sales to investors or our shareholders may be accomplished through subscription offerings or through subscription rights distributed to shareholders. In connection with subscription offerings or the distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may sell any unsubscribed securities to third parties directly or through underwriters or agents. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters or agents. If securities are to be sold through subscription rights, the subscription rights will be distributed as a dividend to the shareholders for which they will pay no separate consideration.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters of U.S. federal and New York state law in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Goodwin Procter LLP, Boston, Massachusetts. Unless otherwise indicated in the applicable prospectus supplement, certain legal matters of Swiss law in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Walder Wyss AG, Zurich, Switzerland.

EXPERTS

The consolidated financial statements of CRISPR Therapeutics AG appearing in CRISPR Therapeutics AG’s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of CRISPR Therapeutics AG’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the SEC) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.crisprtx.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-37923. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

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our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 21, 2024;
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our Quarterly Report on Form 10-Q for the three months ended March 31, 2024, filed with the SEC on May 8, 2024;
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our Quarterly Report on Form 10-Q for the three months ended June 30, 2024, filed with the SEC on August 5, 2024;
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our Current Reports on Form 8-K filed with the SEC on January 16, 2024, February 13, 2024, February 13, 2024, May 23, 2024 and June 3, 2024 (in each case, to the extent the information in such report is filed and not furnished);
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the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed with the SEC on April 9, 2024; and
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the description of our common shares contained in our Registration Statement on Form 8-A12B, filed with the SEC on October 18, 2016, as updated by “Description of Capital Shares” filed as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023, and any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to CRISPR Therapeutics, Inc., 105 West First Street, Boston, Massachusetts 02127, Attn: Investor Relations, telephone: (617) 315-4626.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

CRISPR THERAPEUTICS AG

Common Shares

Debt Securities

Warrants

Units

Subscription Rights

PROSPECTUS

August 5, 2024

PROSPECTUS SUPPLEMENT

(To prospectus dated August 5, 2024)

CRISPR Therapeutics AG

Up to $378,641,978

Common Shares

We previously entered into an Open Market Sale AgreementSM with Jefferies LLC, or Jefferies, on August 30, 2019,, or the Sales Agreement, relating to our common shares offered by this prospectus supplement and the accompanying prospectus. As of the date of this prospectus supplement, we have issued 1,642,636 common shares under the Sales Agreement and prospectus supplements issued pursuant to our prior registration statements on Form S-3ASR filed with the Securities and Exchange Commission on January 15, 2021 (File No. 333-227427) and July 29, 2021 (File No. 333-258274), and approximately $378.6 million of our common shares remain eligible for sale under the Sales Agreement. Accordingly, in accordance with the terms of the Sales Agreement, we may offer and sell our common shares, CHF 0.03 par value, having an aggregate offering price of up to $378,641,978 from time to time through Jefferies, acting as our agent.

Our common shares are listed on The Nasdaq Global Market under the symbol “CRSP.” On August 2, 2024, the closing sale price of our common shares on The Nasdaq Global Market was $51.11 per share.

Sales of our common shares, if any, under this prospectus supplement and the accompanying prospectus may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended, or the Securities Act. Jefferies is not required to sell any specific number or dollar amount of securities, but will act as a sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Jefferies and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Jefferies will be entitled to compensation at a commission rate of up to 3.0% of the gross sales price per common share sold under the Sales Agreement. See “Plan of Distribution” beginning on page S-9 for additional information regarding the compensation to be paid to Jefferies. In connection with the sale of the common shares on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended, or the Exchange Act.

Investing in our securities involves risks. See the “Risk Factors” on page S-3 of this prospectus supplement, as well as in the documents incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus, concerning factors you should consider before buying the common shares.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus supplement is August 5, 2024.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This prospectus supplement relates to the offering of our common shares. Before buying any of the common shares that we are offering, we urge you to carefully read this prospectus supplement and the accompanying prospectus together with the information incorporated by reference as described under the headings “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in these documents. These documents contain important information that you should consider when making your investment decision.

This prospectus supplement describes the terms of this offering of common shares and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a document incorporated by reference into this prospectus supplement) the statement in the document having the later date modifies or supersedes the earlier statement.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the sales agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the sales agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, any documents incorporated by reference, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, any documents incorporated by reference, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision.

Unless otherwise stated, all references in this prospectus supplement to the “Company,” “CRISPR,” “CRISPR Therapeutics,” “we,” “us,” and “our,” except where the context requires otherwise, refer to CRISPR Therapeutics AG and its consolidated subsidiaries; “our board of directors” refers to the board of directors of CRISPR Therapeutics AG; and we generally refer to CASGEVY (exagamglogene autotemcel [exa-cel]) as “CASGEVY.”

“CRISPR Therapeutics®” standard character mark and design logo,“CRISPRX™,” “CRISPR TX™,” “CTX112™,” “CTX131™,” “CTX310™,” “CTX320™,” “CTX330™,” and “CTX211™” are trademarks and registered trademarks of CRISPR Therapeutics AG. The CASGEVY™ word mark and design are trademarks of Vertex Pharmaceuticals Incorporated. All other trademarks and registered trademarks contained in this prospectus supplement are the property of their respective owners. Solely for convenience, trademarks, service marks and trade names referred to in this prospectus supplement or the accompanying prospectus may appear without the ® or ™ symbols and any such omission is not intended to indicate waiver of any such rights.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement or the accompanying prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement or the accompanying prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement or the accompanying prospectus applicable to that jurisdiction.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents incorporated by reference herein or therein. This summary does not contain all the information that you should consider before investing in our common shares. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our common shares discussed under “Risk Factors” beginning on page S-3 of this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision. This prospectus supplement may add to, update or change information in the accompanying prospectus.

Our Business

Overview

We are a leading gene editing company focused on the development of CRISPR/Cas9-based therapeutics. CRISPR/Cas9 is a revolutionary technology for gene editing, the process of precisely altering specific sequences of genomic DNA. We aim to apply this technology to disrupt, delete, correct and insert genes to treat genetic diseases and to engineer advanced cellular therapies. We have advanced this technology from discovery to an approved medicine with unparalleled speed, culminating in the landmark first approval of a CRISPR-based therapy, CASGEVY (exagamglogene autotemcel [exa-cel]), in 2023 with our collaborators at Vertex Pharmaceuticals Incorporated, or Vertex. We believe that the combination of our technology, research and development capabilities, and proven ability to execute may enable us to create an entirely new class of highly effective and potentially curative therapies for patients with both rare and common diseases for whom current biopharmaceutical approaches have had limited success.

The use of CRISPR/Cas9 for gene editing was co-invented by one of our scientific founders, Dr. Emmanuelle Charpentier, the Acting and Founding Director of the Max Planck Unit for the Science of Pathogens in Berlin, Germany. Dr. Charpentier and her collaborators published work elucidating the mechanism by which the Cas9 endonuclease, a key component of CRISPR/Cas9, can be programmed to cut double-stranded DNA at specific locations. Dr. Charpentier and her collaborator, Dr. Jennifer Doudna of the University of California, Berkeley, shared the 2020 Nobel Prize in Chemistry for their groundbreaking work. We acquired exclusive rights to intellectual property encompassing CRISPR/Cas9 and related technologies from Dr. Charpentier and continue to strengthen our intellectual property estate through our own research and additional in-licensing efforts, furthering our leadership in gene editing therapeutics.

We have established a portfolio of therapeutic programs spanning four core franchises: hemoglobinopathies, immuno-oncology and autoimmune, in vivo approaches and type 1 diabetes. Depending on the program, we take either an ex vivo approach, in which we edit cells outside of the human body before administering them to the patient, or an in vivo editing approach, where we deliver the CRISPR-based therapeutic directly to target cells within the human body. In addition, we continue to innovate on our platform to develop next-generation technologies that can enable new therapies. Through these efforts, we aim to unlock the full potential of CRISPR/Cas9 to create medicines that can transform the lives of patients.

Our mission is to create transformative gene-based medicines for serious human diseases. We believe that our innovative research, translational expertise and clinical development experience position us as a leader in the development of CRISPR-based therapeutics.

Company Information

We were incorporated as a Swiss stock corporation (Aktiengesellschaft) on October 28, 2013 under the name Inception Genomics AG. We changed our name to CRISPR Therapeutics AG on April 28, 2014. Our principal executive offices are located at Baarerstrasse 14, 6300 Zug, Switzerland and our principal research operations are in Boston, Massachusetts. Our telephone number is + 41 (0)41 561 32 77. Our website is www.crisprtx.com. Our website and the information contained therein or connected thereto are not incorporated into this prospectus supplement, the accompanying prospectus or the registration statement of which they form a part. We trade on the Nasdaq Global Market under the ticker symbol “CRSP.”

THE OFFERING

Common shares offered by us	Common shares having an aggregate offering price of up to $378,641,978.

Common shares to be outstanding following the offering

Up to 92,453,875 shares (as more fully described in the notes following this table), assuming sales of 7,408,374 common shares in this offering at an offering price of $51.11 per share, which was the last reported sale price of our common shares on The Nasdaq Global Market on August 2, 2024. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution

“At the market offering” that may be made from time to time on The Nasdaq Global Market or other existing trading market for our common shares through our agent, Jefferies LLC. See “Plan of Distribution” on page S-9.

Use of Proceeds

We intend to use the net proceeds we receive from this offering, together with our existing cash, cash equivalents and investments, to fund research and clinical development of current or additional pipeline candidates, platform extensions, manufacturing infrastructure, working capital and general corporate purposes. See “Use of Proceeds” on page S-7 for additional information.

Risk Factors

Investing in our common shares involves risks. See “Risk Factors” beginning on page S-3 of this prospectus supplement and other information included or incorporated by reference into this prospectus supplement and the accompanying prospectus for a discussion of the factors you should carefully consider before deciding to invest in our common shares.

The Nasdaq Global Market symbol	“CRSP”

The number of common shares to be outstanding after the offering is based on 85,045,501 common shares outstanding as of June 30, 2024, excluding, in each case, as of June 30, 2024:

•
7,304,423 of our common shares issuable upon the exercise of options outstanding (of which 4,714,519 were exercisable as of such date) at a weighted-average exercise price of $57.94 per common share;
•
1,990,014 of our common shares reserved for issuance upon the vesting, release and settlement of restricted stock units outstanding;
•
10,224,112 of our common shares available for future issuance under our 2018 Stock Option and Incentive Plan, or 2018 Plan;
•
272,359 common shares reserved for issuance under our 2016 Employee Stock Purchase Plan, or ESPP; and
•
170,316 treasury shares.

Except as otherwise indicated, all information in this prospectus supplement assumes no exercise of stock options or vesting of restricted stock units after June 30, 2024.

RISK FACTORS

Investing in our common shares involves a high degree of risk. Investors should carefully consider the risks described in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, as well as other information in this prospectus supplement and the documents incorporated by reference herein, before deciding whether to invest in our securities. Such risks and uncertainties and those discussed below are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common shares could decline and you could lose part or all of your investment.

Risks Related to Our Common Shares and this Offering

We Have Broad Discretion In How We Use The Proceeds Of This Offering And May Not Use These Proceeds Effectively, Which Could Affect Our Results Of Operations And Cause Our Common Share Price To Decline.

We will have considerable discretion in the application of the net proceeds of this offering. We anticipate that we will use the net proceeds from this offering to fund research and clinical development of current or additional pipeline candidates, platform extensions, manufacturing infrastructure, working capital and general corporate purposes. As a result, investors will be relying upon management’s judgment with only limited information about our specific intentions for the use of the balance of the net proceeds of this offering. We may use the net proceeds for purposes that do not yield a significant return or any return at all for our shareholders. In addition, pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

If You Purchase Our Common Shares In This Offering, You Will Incur Immediate And Substantial Dilution In The Book Value Of Your Shares. You will Experience Further Dilution in Connection with Future Stock Issuances.

Investors purchasing common shares in this offering will pay a price per share that substantially exceeds the as adjusted book value per share of our tangible assets as of June 30, 2024 after subtracting our liabilities. As a result, investors purchasing common shares in this offering will incur immediate dilution of $25.76 per share, based on the difference between the assumed public offering price of $51.11 per share, which was the last reported sale price of our common shares on The Nasdaq Global Market on August 2, 2024, and the as adjusted net tangible book value per share of our outstanding common shares as of June 30, 2024.

This dilution is due to the substantially lower price paid by some of our investors who purchased shares prior to this offering as compared to the price offered to the public in this offering, and the exercise of stock options granted to our employees. In addition, as of June 30, 2024, options to purchase 7,304,423 common shares at a weighted-average exercise price of $57.94 per common share were outstanding, of which 4,714,519 were exercisable as of such date, and there were 1,990,014 of our common shares reserved for issuance upon the vesting, release and settlement of restricted stock units outstanding as of such date. The exercise of any of these options or the vesting of any of these restricted stock units would result in additional dilution. As a result of the dilution to investors purchasing shares in this offering, investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. Further, because we will need to raise additional capital to fund our future activities, we may in the future sell substantial amounts of common shares or securities convertible into or exchangeable for common shares.

These future issuances of common shares or common share-related securities, together with the exercise of outstanding options, the vesting of outstanding restricted stock units and any additional shares issued in connection with acquisitions, if any, may result in further dilution. For a further description of the dilution that you will experience immediately after this offering, see “Dilution.”

Sales Of A Substantial Number Of Our Common Shares In The Public Market Could Cause Our Share Price To Fall.

Sales of a substantial number of our common shares in the public market or the perception that these sales might occur could depress the market price of our common shares, could make it more difficult for you to sell your common shares at a time and price that you deem appropriate and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales may have on the prevailing market price of our common shares. As of June 30, 2024, 85,045,501 of our common shares were outstanding. The sale or the availability for sale of a large number of our common shares in the public market could cause the price of our common shares to decline.

We May Require Additional Capital Funding, The Receipt Of Which May Impair The Value Of Our Common Shares.

Our future capital requirements depend on many factors, including our revenue from the sales of CASGEVY and any other future approved products and our research, development, sales and marketing activities. We may need to raise additional capital through public or private equity or debt offerings or through arrangements with strategic partners or other sources in order to continue to develop our drug candidates. There can be no assurance that additional capital will be available when needed or on terms satisfactory to us, if at all. To the extent we raise additional capital by issuing equity securities, our shareholders may experience substantial dilution and the new equity securities may have greater rights, preferences or privileges than our existing common shares.

Swiss Law Entitles Existing Shareholders to Pre-emptive Rights, Which Must Be Lawfully Excluded In Connection With This Offering. Failure to Lawfully Exclude these Pre-emptive Rights May Result in Liability Or Other Damages.

Swiss law grants pre-emptive rights to existing shareholders when a company issues new shares. However, Swiss law and, in case of a capital increase within the capital band, Article 3a of our Articles of Association allow the withdrawal of pre-emptive rights by our board of directors if certain prerequisites are met. Among other criteria, these prerequisites relate to the purpose of the particular share issuance and the price at which the shares in the particular offering are being sold. There are no safe harbor thresholds. The pre-emptive rights of existing shareholders in connection with this offering are withdrawn. The determination that the prerequisites for the withdrawal of pre-emptive rights are met has to be made by our board of directors. A shareholder may allege that the pre-emptive rights have been unlawfully withdrawn in this offering. Such a claim could result in liability of the company and/or our directors, distract management, damage our reputation and/or limit or put a burden on our ability to obtain financing in similar offerings in the future.

U.S. holders of our common shares may suffer adverse tax consequences if we are characterized as a PFIC for any taxable year.

Generally, if, for any taxable year, at least 75% of our gross income is passive income, or at least 50% of the value of our assets is attributable to assets that produce passive income or are held for the production of passive income, including cash, we would be characterized as a passive foreign investment company, or “PFIC,” for U.S. federal income tax purposes. Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions, the excess of gains over losses from the disposition of assets which produce passive income, and includes amounts derived by reason of the temporary investment of cash, including the funds raised in offerings of our common shares. If we are characterized as a PFIC, U.S. holders (as defined below under “Taxation—Material U.S. Federal Income Tax Considerations to U.S. Holders”) of our common shares may suffer adverse tax consequences, including having gains realized on the sale of common shares treated as ordinary income, rather than capital gain, the loss of the preferential rate applicable to dividends received on our common shares by individuals who are U.S. holders, and having interest charges apply to distributions by us and the proceeds of sales of our common shares.

As discussed below under “Taxation—Material U.S. Federal Income Tax Considerations to U.S. Holders—Passive Foreign Investment Company Considerations,” it is possible we were a PFIC with respect to the 2023 taxable year and it is possible we may be a PFIC for the 2024 taxable year or a future taxable year as well, in which case U.S. holders (as defined below under “Taxation—Material U.S. Federal Income Tax Considerations to U.S. Holders”) would be subject to a special, generally adverse tax regime. We have not made a determination as to whether we will be a PFIC for any taxable year, and we cannot provide any assurances regarding our PFIC status for past, current or future taxable years. Our status as a PFIC is a fact intensive determination made on an annual basis. Whether we are a PFIC for any taxable year will depend on the composition of our income and assets, and the estimated fair market values of our assets, in each year. The market value of our assets may be determined in large part by reference to the market price of our common shares, which is likely to fluctuate. Our status as a PFIC also depends on the interpretation of the rules governing the PFIC income and asset tests, which are subject to uncertainty (including with respect to the characterization of income from government grants, for which direct legal authority does not exist).

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein and any free writing prospectus that we may authorize for use contain statements that are not historical facts and are considered forward-looking within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. These statements are based on our management’s current beliefs, expectations and assumptions about future events, conditions and results and on information currently available to us. All statements other than statements of historical facts contained in this prospectus supplement and the accompanying prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plan, objectives of management, results of preclinical studies, clinical studies or clinical trials and expected market growth are forward-looking statements.

You can identify forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Forward-looking statements include, but are not limited to, statements about:

•
our strategic plans to develop and, if approved, subsequently commercialize any product candidates we may develop, including plans and expectations for the commercialization of, and anticipated benefits of, CASGEVY;
•
the safety, efficacy and clinical progress of various clinical programs, including those for CASGEVY, CTX112, CTX131, CTX211, CTX310 and CTX320;
•
the status of clinical trials, including development timelines and discussions with regulatory authorities related to product candidates under development by us and our collaborators;
•
the results of our preclinical studies and clinical trials, including our ongoing clinical trials and any planned clinical trials, and our research and development programs;
•
our ability to advance product candidates into, and successfully complete, clinical trials;
•
the size and growth potential of the markets for our product candidates and our ability to serve those markets, including our estimates regarding the addressable patient population and potential market opportunity for our current and future product candidates;
•
the rate and degree of market acceptance of our product candidates and the success of competing therapies that are or become available;
•
our internal manufacturing capabilities and operation of our cell therapy manufacturing facility;
•
our intellectual property coverage and positions, including those of our licensors and third parties as well as the status and potential outcome of proceedings involving any such intellectual property;
•
the expected benefits of our collaborations;
•
our strategy, goals, and anticipated financial performance;
•
our anticipated expenses, ability to obtain funding for our operations and the sufficiency of our cash resources;
•
the therapeutic value, development, and commercial potential of CRISPR/Cas9 gene editing technologies and therapies;
•
our use of the proceeds from this offering; and
•
other risks and uncertainties, including those listed under the section entitled “Risk Factors.”

All of our forward-looking statements are as of the date of this prospectus supplement only. In each case, actual results may differ materially from such forward-looking information. We can give no assurance that such expectations or forward-looking statements will prove to be correct. An occurrence of or any material adverse change in one or more of the risk factors or risks and uncertainties referred to in this prospectus supplement or included in our other public disclosures or our other periodic reports or other documents or filings filed with or furnished to the SEC, specifically under “Item 1A: Risk Factors” and elsewhere in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and the section of the prospectus titled “Risk Factors,” could materially and adversely affect our business, prospects, financial condition and results of operations. Except as required by law, we do not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections or other circumstances affecting such forward-looking statements occurring after the date of this prospectus supplement, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. Any public statements or disclosures by us following this prospectus supplement that modify or impact any of the forward-looking statements contained herein will be deemed to modify or supersede such statements in this prospectus supplement.

USE OF PROCEEDS

We may issue and sell our common shares having aggregate sales proceeds of up to $378.6 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement with Jefferies as a source of financing.

We currently intend to use potential net proceeds from this offering, together with our existing cash, cash equivalents and investments, to fund research and clinical development of current or additional pipeline candidates, platform extensions, manufacturing infrastructure, working capital and general corporate purposes. Pending the use of the proceeds from this offering, we intend to invest the net proceeds in direct or guaranteed obligations of the U.S. and Swiss governments, money market instruments, interest-bearing investment-grade securities or certificates of deposit.

We believe opportunities may exist from time to time to expand our current business through acquisitions or in-licenses of complementary companies or technologies. While we have no current agreements, commitments or understandings for any specific acquisitions or in-licenses at this time, we may use a portion of the net proceeds for these purposes.

DILUTION

If you invest in our common shares in this offering, your ownership interest will be diluted to the extent of the difference between the price per common share in this offering and the as adjusted net tangible book value per common share immediately after this offering.

As of June 30, 2024, we had net tangible book value of approximately $1,980.9 million, or $23.29 per common share, based upon 85,045,501 common shares outstanding as of that date. Historical net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the number of outstanding common shares. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of common shares in this offering and the net tangible book value per common share immediately after this offering.

After giving effect to the sale of 7,408,374 common shares in this offering at the assumed public offering price of $51.11 per share, which was the last reported sale price of our common shares on The Nasdaq Global Market on August 2, 2024, and after deducting estimated offering commissions and offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2024 would have been approximately $2,344.2 million, or approximately $25.35 per common share. This represents an immediate increase in as adjusted net tangible book value of $2.06 per share to our existing shareholders and an immediate dilution of $25.76 per share to investors participating in this offering.

Dilution per share to new investors is determined by subtracting net tangible book value per share after this offering from the assumed public offering price per share paid by new investors. The following table illustrates this per share dilution:

Assumed public offering price per share		$51.11
Historical net tangible book value per share as of June 30, 2024	$23.29
Increase in net tangible book value per share attributable to new investors	$2.06
As adjusted net tangible book value per share after this offering		$25.35
Dilution per share to new investors		$25.76

The foregoing table and discussion is based on 85,045,501 common shares outstanding as of June 30, 2024, excluding, in each case, as of June 30, 2024:

•
7,304,423 of our common shares issuable upon the exercise of options outstanding (of which 4,714,519 were exercisable as of such date) at a weighted-average exercise price of $57.94 per common share;
•
1,990,014 of our common shares reserved for issuance upon the vesting, release and settlement of restricted stock units outstanding;
•
10,224,112 of our common shares available for future issuance under our 2018 Plan;
•
272,359 common shares reserved for issuance under our ESPP; and
•
170,316 treasury shares.

To the extent that any options are exercised or restricted stock units vest, new options or restricted stock units are issued under our equity incentive plans, or we otherwise issue additional common shares in the future (including shares issued in connection with acquisitions), there will be further dilution to new investors.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

PLAN OF DISTRIBUTION

We previously entered into an Open Market Sale AgreementSM with Jefferies on August 30, 2019, or the Sales Agreement, under which we may offer and sell our common shares from time to time through Jefferies acting as agent. As of the date of this prospectus supplement, we have issued 1,642,636 common shares under the Sales Agreement and prospectus supplement issued pursuant to our prior registration statements on Form S-3ASR filed with the Securities and Exchange Commission on January 15, 2021 (File No. 333-227427) and July 29, 2021 (File No. 333-258274), and $378,641,978 of our common shares remain eligible for sale under the Sales Agreement. Accordingly, we may offer and sell up to $378,641,978 of our common shares. Sales of our common shares, if any, under this prospectus supplement will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act.

Each time we wish to issue and sell common shares under the Sales Agreement, we will notify Jefferies of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jefferies, unless Jefferies declines to accept the terms of such notice, Jefferies has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jefferies under the Sales Agreement to sell our common shares are subject to a number of conditions that we must meet. The settlement of sales of shares between us and Jefferies is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of our common shares as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jefferies may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Jefferies a commission of up to 3.0% of the gross proceeds we receive from each sale of our common shares. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jefferies for certain fees and disbursements of its counsel, in connection with this offering, in an amount not to exceed $65,000. The estimated offering expenses payable by us, in addition to such commission and expenses, are approximately $4.0 million, which includes legal, accounting and printing costs and various other fees associated with registering the common shares, including the Swiss federal securities issuance stamp tax of 1%. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.

Jefferies will provide written confirmation to us before the open on The Nasdaq Global Market on the day following each day on which common shares are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the net proceeds to us.

In connection with the sale of our common shares on our behalf, Jefferies will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jefferies will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jefferies against certain liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jefferies may be required to make in respect of such liabilities.

The offering of common shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all common shares subject to the Sales Agreement and (ii) the termination of the Sales Agreement as permitted therein.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. A copy of the Sales Agreement was filed as an exhibit to a current report on Form 8-K filed under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and is incorporated by reference in this prospectus supplement.

Jefferies and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jefferies may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jefferies may at any time hold long or short positions in such securities.

A prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by Jefferies, and Jefferies may distribute the prospectus supplement and the accompanying prospectus electronically.

Pursuant to the Swiss Code of Obligations, subject to limited exceptions, shareholders have statutory pre-emptive rights to subscribe for new shares on a pro-rata basis (measured by their existing shareholdings) in connection with new issuances of shares. In connection with this offering and the shares issued in connection therewith, our board of directors resolved that it was in the best interests of our shareholders to exclude their pre-emptive rights in order to facilitate a “fast and flexible” public offering which probably would be difficult to carry out, or could be carried out only at less favorable terms, without the exclusion of the statutory pre-emptive right of our existing shareholders. Because sales made pursuant to this prospectus supplement will be made at prevailing market prices and with reference to the price of the shares, as traded and quoted on The Nasdaq Global Market, our board of directors has determined that the pre-emptive rights of our existing shareholders to purchase their pro rata portion of shares have been validly withdrawn.

TAXATION

The following summary does not purport to address all tax consequences of this offering, the acquisition, the ownership and sale or other disposition of our common shares (such shares for the purposes of this “Taxation” section, “Shares”) and does not take into account the specific circumstances of any particular investor. This summary is based on the tax laws, regulations and regulatory practices of Switzerland and the United States as in effect on the date hereof, which are subject to change (or subject to changes in interpretation), possibly with retroactive effect.

Current and prospective shareholders are advised to consult their own tax advisers in light of their particular circumstances as to the Swiss or U.S. tax laws, regulations and regulatory practices that could be relevant for them in connection with this offering, the acquiring, owning and selling or otherwise disposing of Shares and receiving dividends and similar cash or in-kind distributions on Shares (including dividends on liquidation proceeds and stock dividends) or distributions on Shares based upon a capital reduction (Kapitalherabsetzung durch Nennwertreduktion) or reserves paid out of capital contributions (Kapitaleinlagen) and the consequences thereof under the tax laws, regulations and regulatory practices of Switzerland and/or the United States.

Swiss Tax Considerations

Swiss Withholding Tax

Under present Swiss tax law, dividends due and similar cash or in-kind distributions made by the Company to a shareholder of Shares (including liquidation proceeds and stock dividends) are subject to Swiss federal withholding tax (Verrechnungssteuer), or Withholding Tax, currently at a rate of 35% (applicable to the gross amount of the taxable distribution). The Company is obliged to deduct the Withholding Tax from the gross amount of any taxable distribution and to pay the tax to the Swiss Federal Tax Administration within 30 calendar days of the due date of such distribution. However, the repayment of the nominal value of the Shares and any repayment of qualifying additional paid-in capital (capital contribution reserves (Reserven aus Kapitaleinlagen)) are not subject to the Withholding Tax. The Withholding Tax will also apply to payments (exceeding the respective share capital and used capital contribution reserves) upon a repurchase of Shares by the Company, (i) if the Company’s share capital is reduced upon such repurchase (redemption of shares), (ii) if the total of repurchased shares exceeds 10% of the Company’s share capital or (iii) if the repurchased Shares are not resold within six years after the repurchase. This six year deadline to resell the repurchased Shares is suspended for so long as the Shares are reserved to cover obligations under convertible bonds, option bonds or employee stock option plans (in the case of employee stock option plans, the maximum suspension is six years). In the event of a taxable share repurchase, Withholding Tax is imposed on the difference between the repurchase price and the sum of the nominal value of the repurchased Shares and qualifying additional paid-in capital paid back upon the repurchase.

Swiss resident individuals who hold their Shares as private assets, or Resident Private Shareholders, are in principle eligible for a full refund or credit against income tax of the Withholding Tax if they duly report the underlying income in their income tax return. In addition, (i) corporate and individual shareholders who are resident in Switzerland for tax purposes, (ii) corporate and individual shareholders who are not resident in Switzerland, and who, in each case, hold their Shares as part of a trade or business carried on in Switzerland through a permanent establishment with fixed place of business situated in Switzerland for tax purposes and (iii) Swiss resident private individuals who, for income tax purposes, are classified as “professional securities dealers” for reasons of, inter alia, frequent dealing, or leveraged investments, in shares and other securities, or collectively, Domestic Commercial Shareholders, are in principle eligible for a full refund or credit against income tax of the Withholding Tax if they duly report the underlying income in their income statements or income tax return, as the case may be.

Shareholders who are not resident in Switzerland for tax purposes, and who, during the respective taxation year, have not engaged in a trade or business carried on through a permanent establishment with fixed place of business situated in Switzerland for tax purposes, and who are not subject to corporate or individual income taxation in Switzerland for any other reason, or collectively, Non-Resident Shareholders, may be entitled to a total or partial refund of the Withholding Tax if the country in which such recipient resides for tax purposes maintains a bilateral treaty for the avoidance of double taxation with Switzerland, or Tax Treaty, and further conditions of such Tax Treaty are met. Non-Resident Shareholders should be aware that the procedures for claiming treaty benefits (and the time required for obtaining a refund) may differ from country to country. Non-Resident Shareholders should consult their own legal, financial or tax advisors regarding receipt, ownership, purchases, sale or other dispositions of Shares and the procedures for claiming a refund of the Withholding Tax.

Automatic Exchange of Information

The Automatic Exchange of Information in Tax Matters, or the AEI, is a global initiative led by the OECD. It aims to establish a universal standard for automatic exchange of tax information and to increase tax transparency.

Jurisdictions that are committed to implement or have implemented the AEI (such as Switzerland, the EU member countries and many other jurisdictions worldwide) require their Reporting Financial Institutions in accordance with the respective local implementing law to determine the tax residence(s) of their account holders and controlling persons (as applicable) and, in case of reportable accounts, report certain identification information, account information and financial information (including the account balance and related payments such as interest, dividends, other income and gross proceeds) to the local tax authority which will then exchange the information received with the tax authorities in the relevant reportable jurisdictions.

A list of the AEI agreements of Switzerland in effect or signed and becoming effective can be found on the website of the State Secretariat for International Financial Matters.

Swiss Federal Stamp Taxes

The issuance of the Shares and the sale pursuant to and in the course of this offering is subject to Swiss federal securities issuance stamp tax (Emissionsabgabe) of 1% and will be borne by the Company.

The subsequent purchase or sale of Shares, whether by Resident Private Shareholders, Domestic Commercial Shareholders or Non-Resident Shareholders (secondary market transactions), may be subject to the Swiss federal securities transfer stamp tax (Umsatzabgabe) at a current rate of up to 0.15%, calculated on the purchase price or the sale proceeds, respectively, if (i) such transfer occurs through or with a Swiss or Liechtenstein bank or by or with involvement of another Swiss securities dealer as defined in the Swiss federal stamp tax duty act and (ii) no exemption applies.

Swiss Federal, Cantonal and Communal Individual Income Tax and Corporate Income Tax

Non-Resident Shareholders

Non-Resident Shareholders are not subject to any Swiss federal, cantonal or communal income tax on dividend payments and similar distributions because of the mere holding of the Shares. The same applies for capital gains on the sale of Shares. For Withholding Tax consequences, see above.

Resident Private Shareholders and Domestic Commercial Shareholders

Resident Private Shareholders who receive dividends and similar cash or in-kind distributions (including liquidation proceeds as well as stock dividends or taxable repurchases of Shares as described above), which are not repayments of the nominal value of the Shares or qualifying additional paid-in capital, are required to report such receipts in their individual income tax returns and are subject to Swiss federal, cantonal and communal income tax on any net taxable income for the relevant tax period. Furthermore, for Swiss federal individual income tax purposes, dividends and similar distributions as described above are only taxed at 70% on federal level (Teilbesteuerung), if the investment amounts to at least 10% of share capital of the Company. On cantonal and communal level similar provisions were introduced but the regulations may vary, depending on the canton of residency.

A gain or a loss by Resident Private Shareholders realized upon the sale or other disposition of Shares to a third party will generally be a tax-free private capital gain or a not tax-deductible capital loss, as the case may be.

Domestic Commercial Shareholders who receive dividends and similar cash or in-kind distributions (including liquidation proceeds as well as bonus shares) are required to recognize such payments in their income statements for the relevant tax period and are subject to Swiss federal, cantonal and communal individual or corporate income tax, as the case may be, on any net taxable earnings accumulated (including the dividends) for such period. Domestic Commercial Shareholders who are corporate taxpayers may qualify for participation relief on dividend distributions (Beteiligungsabzug), if the Shares held have a market value of at least CHF 1 million or represent at least 10% of the share capital of the Company or give entitlement to at least 10% of the profit and reserves of the Company, respectively.

Domestic Commercial Shareholders are required to recognize a gain or loss realized upon the disposal of Shares in their income statement for the respective taxation period and are subject to Swiss federal, cantonal and communal individual or corporate income tax, as the case may be, on any net taxable earnings (including the gain or loss realized on the sale or other disposition of Shares) for such taxation period. For Domestic Commercial Shareholders who are individual taxpayers, a gain realized upon the disposal of Shares is taxed at 70% on federal level (Teilbesteuerung), if (i) the investment is held in connection with the conduct of a trade or business or qualifies as an opted business asset (gewillkürtes Geschäftsvermögen) according to Swiss tax law, (ii) the sold shares reflect an interest in the share capital of the Company of at least 10% and (iii) were held for at least one year. On cantonal and communal level similar provisions were introduced, but the regulations may vary depending on the canton of residency. Domestic Commercial Shareholders who are corporate taxpayers may be entitled to participation relief (Beteiligungsabzug), if the Shares sold during the tax period (i) reflect an interest in the share capital of the Company of at least 10% or if the Shares sold allow for at least 10% of the profit and reserves and (ii) were held for at least one year. The participation relief applies to the difference between the sale proceeds and the initial costs of the participation (Gestehungskosten), resulting in the taxation of a recapture of previous write-downs of the participation.

Swiss Wealth Tax and Capital Tax

Non-Resident Shareholders

Non-Resident Shareholders holding the Shares are not subject to cantonal and communal wealth or annual capital tax because of the mere holding of the Shares.

Resident Private Shareholders and Domestic Commercial Shareholders

Resident Private Shareholders are required to report their Shares as part of their private wealth and are subject to cantonal and communal wealth tax. Domestic Commercial Shareholders are required to report their Shares as part of their business wealth or taxable capital, as defined, and are subject to cantonal and communal wealth or annual capital tax.

Swiss Facilitation of the Implementation of the U.S. Foreign Account Tax Compliance Act

Switzerland has concluded an intergovernmental agreement with the U.S. to facilitate the implementation of FATCA. The agreement ensures that the accounts held by U.S. persons with Swiss financial institutions are disclosed to the U.S. tax authorities either with the consent of the account holder or by means of group requests within the scope of administrative assistance. Information will not be transferred automatically in the absence of consent, and instead will be exchanged only within the scope of administrative assistance on the basis of the double taxation agreement between the U.S. and Switzerland. On October 8, 2014, the Swiss Federal Council approved a mandate for negotiations with the U.S. on changing the current direct notification-based regime to a regime where the relevant information is sent to the Swiss Federal Tax Administration, which in turn provides the information to the U.S. tax authorities. On June 27, 2024, Switzerland and the United States signed a new FATCA agreement. Implementation of the new FATCA agreement requires national law to be amended. In Switzerland, the Federal Assembly will decide on this. According to the current schedule, Switzerland's change of model should come into force on January 1, 2027.

THE DISCUSSION ABOVE IS A SUMMARY OF MATERIAL SWISS TAX CONSIDERATIONS. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN THE SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

Material U.S. Federal Income Tax Considerations to U.S. Holders

The following is a summary of material U.S. federal income tax considerations relating to the acquisition, ownership and disposition of the common shares by a U.S. holder (as defined below). This summary addresses only the U.S. federal income tax considerations for U.S. holders that are initial purchasers of the common shares pursuant to this offering and that will hold such common shares as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) for U.S. federal income tax purposes. This summary does not address all U.S. federal income tax matters that may be relevant to a particular U.S. holder. This summary does not address tax considerations applicable to a holder of common shares that may be subject to special tax rules including, without limitation, the following:

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banks, financial institutions or insurance companies;
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brokers, dealers or traders in securities, currencies, commodities, or notional principal contracts;
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tax-exempt entities or organizations, including an “individual retirement account” or “Roth IRA” as defined in Section 408 or 408A of the Code (as defined below), respectively;
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real estate investment trusts, regulated investment companies or grantor trusts;
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persons that hold the common shares as part of a “hedging,” “integrated” or “conversion” transaction or as a position in a “straddle” for U.S. federal income tax purposes;
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partnerships (including entities classified as partnerships for U.S. federal income tax purposes) or other pass-through entities, or persons that will hold the common shares through such an entity;
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certain former citizens or long term residents of the United States;
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holders that own directly, indirectly, or through attribution 10% or more of the voting power or value of the common shares; and

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holders that have a “functional currency” for U.S. federal income tax purposes other than the U.S. dollar.

Further, this summary does not address the U.S. federal estate, gift, or alternative minimum tax considerations, or any U.S. state, local, or non-U.S. tax considerations of the acquisition, ownership and disposition of the common shares.

This description is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code; existing, proposed and temporary U.S. Treasury Regulations promulgated thereunder, administrative and judicial interpretations thereof; and the income tax treaty between the United States and the Swiss Confederation, in each case, as in effect and available on the date hereof. All the foregoing is subject to change, which change could apply retroactively, and to differing interpretations, all of which could affect the tax considerations described below. We have not received nor do we expect to seek a ruling from the U.S. Internal Revenue Service, or the IRS, regarding any matter discussed herein. There can be no assurances that the IRS will not take a contrary or different position concerning the tax consequences of the acquisition, ownership and disposition of the common shares or that such a position would not be sustained. Holders should consult their own tax advisers concerning the U.S. federal, state, local and non-U.S. tax consequences of acquiring, owning, and disposing of the common shares in their particular circumstances.

For the purposes of this summary, a “U.S. holder” is a beneficial owner of common shares that is (or is treated as), for U.S. federal income tax purposes:

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an individual who is a citizen or resident of the United States;
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a corporation, or other entity that is treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof, or the District of Columbia;
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an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
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a trust, if (a) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all of the substantial decisions of such trust, or (b) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a United States person.

If a pass-through entity, including a partnership or any entity taxable as a partnership for U.S. federal income tax purposes, holds common shares, the U.S. federal income tax consequences relating to an investment in the common shares will depend in part upon the status of the owner or partner and the activities of the pass-through entity. A United States person that is an owner or partner in a pass-through entity holding common shares should consult its tax advisor regarding the U.S. federal income tax considerations of acquiring, owning and disposing of the common shares in its particular circumstances.

As indicated below, this discussion is subject to U.S. federal income tax rules applicable to a “passive foreign investment company,” or a PFIC. As discussed below under “Passive Foreign Investment Company Considerations,” it is possible we were a PFIC with respect to the 2023 taxable year and it is possible we may be a PFIC for the 2024 taxable year or a future taxable year as well. In addition, it is possible that we will be a “controlled foreign corporation,” or a CFC for the 2024 taxable year or a future taxable year and/or, because of changes pursuant to the Tax Cuts and Jobs Act, that our non-United States subsidiaries will be CFCs for the 2024 taxable year or a future taxable year even if we are not a CFC for such taxable year(s) (although United States Treasury regulations limit the application of these rules in certain regards), and if we are, or any of our non-United States subsidiaries are, a CFC, this discussion assumes that a “U.S. holder” does not include a holder that is a United States person (within the meaning of the Code) who owns or is considered to own (i) 10% or more of the total combined voting power of all classes of our stock entitled to vote or (ii) 10% or more of the total value of all classes of our stock. U.S. holders are urged to consult their tax advisors about the application of the PFIC and CFC rules to any of our subsidiaries.

Persons considering an investment in our common shares should consult their own tax advisors as to the particular tax consequences applicable to them relating to the acquisition, ownership and disposition of the common shares, including the applicability of U.S. federal, state and local tax laws and non-U.S. tax laws.

Distributions

Although we do not currently plan to pay dividends, and subject to the discussion under “Passive Foreign Investment Company Considerations” below, the gross amount of any distribution (before reduction for any amounts withheld in respect of Swiss withholding tax, if any) actually or constructively received by a U.S. holder with respect to common shares will be taxable to the U.S. holder as a dividend to the extent of the U.S. holder’s pro rata share of our current and accumulated earnings and profits as determined under U.S. federal income tax principles. Distributions in excess of earnings and profits will be non-taxable to the U.S. holder to the extent of, and will be applied against and reduce, the U.S. holder’s adjusted tax basis in the common shares. Distributions in excess of earnings and profits and such adjusted tax basis will generally be taxable to the U.S. holder as either long-term or short-term capital gain depending upon whether the U.S. holder has held the common shares for more than one year as of the time such distribution is received. However, since we do not calculate our earnings and profits under U.S. federal income tax principles, U.S. Holders should assume that any distribution will be reported as a dividend, even if that distribution would otherwise be treated as a non-taxable return of capital or as capital gain under the rules described above. Non-corporate U.S. holders may qualify for the preferential rates of taxation with respect to dividends on common shares applicable to long-term capital gains (i.e., gains from the sale of capital assets held for more than one year) applicable to qualified dividend income (as discussed below) if we are a “qualified foreign corporation” and certain other requirements (discussed below) are met. Dividends paid on our common shares will not be eligible for the dividends received deduction allowed to U.S. corporations. A non-United States corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) generally will be considered to be a qualified foreign corporation (a) if it is eligible for the benefits of a comprehensive tax treaty with the United States which the Secretary of Treasury of the United States determines is satisfactory for purposes of this provision and which includes an exchange of information provision, or (b) with respect to any dividend it pays on shares of stock which are readily tradable on an established securities market in the United States. We expect that the common shares will be listed on Nasdaq, which is an established securities market in the United States, and we expect the common shares to be readily tradable on Nasdaq. However, there can be no assurance that the common shares will be considered readily tradable on an established securities market in the United States in later years. As we are incorporated under the laws of the Swiss Confederation, we believe that we qualify as a resident of Switzerland for purposes of, and are eligible for the benefits of, The Convention between the United States of America and the Swiss Confederation for the Avoidance of Double Taxation with respect to Taxes on Income, signed on October 2, 1996, or the U.S.-Swiss Tax Treaty, although there can be no assurance in this regard. Further, the IRS has determined that the U.S.-Swiss Tax Treaty is satisfactory for purposes of the qualified dividend rules and that it includes an exchange-of-information program. Therefore, subject to the discussion under “Passive Foreign Investment Company Considerations” below, such dividends will generally be “qualified dividend income” in the hands of individual U.S. holders, provided that a holding period requirement (more than 60 days of ownership, without protection from the risk of loss, during the 121-day period beginning 60 days before the ex-dividend date) and certain other requirements are met. The dividends will not be eligible for the dividends-received deduction generally allowed to corporate U.S. holders.

If a U.S. holder is eligible for benefits under the U.S.-Swiss Tax Treaty, the U.S. holder may be able to claim a reduced rate of Swiss withholding tax, as discussed above under “Swiss Tax Considerations—Swiss Withholding Tax.” U.S. holders should consult their own tax advisors about their eligibility for reduction of Swiss withholding tax. A U.S. holder generally may claim the amount of any Swiss withholding tax as either a deduction from gross income or a credit against U.S. federal income tax liability. However, the foreign tax credit is subject to numerous complex limitations that must be determined and applied on an individual basis. Generally, the credit cannot exceed the proportionate share of a U.S. holder’s U.S. federal income tax liability that such U.S. holder’s taxable income bears to such U.S. holder’s worldwide taxable income. In applying this limitation, a U.S. holder’s various items of income and deduction must be classified, under complex rules, as either “foreign source” or “U.S. source.” In addition, this limitation is calculated separately with respect to specific categories of income. The amount of a distribution with respect to the common shares that is treated as a “dividend” may be lower for U.S. federal income tax purposes than it is for Swiss income tax purposes, potentially resulting in a reduced foreign tax credit for the U.S. holder. Each U.S. holder should consult its own tax advisors regarding the foreign tax credit rules.

While we do not currently plan to pay any dividends, the currency of any dividends that we may pay is subject to future determination. If we pay any such dividends in a currency other than U.S. dollars, or a foreign currency, the amount of a distribution paid to a U.S. holder in a foreign currency will be the U.S. dollar value of the foreign currency calculated by reference to the spot exchange rate on the day the U.S. holder actually or constructively receives the distribution, regardless of whether the foreign currency is converted into U.S. dollars at that time. Any foreign currency gain or loss a U.S. holder realizes on a subsequent conversion of foreign currency into U.S. dollars will be U.S. source ordinary income or loss. If dividends received in a foreign currency are converted into U.S. dollars on the day they are actually or constructively received, a U.S. holder should not be required to recognize foreign currency gain or loss in respect of the dividend.

Sale, Exchange or Other Taxable Disposition of the Common Shares

A U.S. holder will generally recognize gain or loss for U.S. federal income tax purposes upon the sale, exchange or other taxable disposition of common shares in an amount equal to the difference between the U.S. dollar value of the amount realized from such sale or exchange and the U.S. holder’s adjusted tax basis for those common shares. Subject to the discussion under “Passive Foreign Investment Company Considerations” below, this gain or loss will generally be a capital gain or loss. The adjusted tax basis in the common shares generally will be equal to the U.S. holder’s U.S. dollar purchase price of such common shares. Capital gain from the sale, exchange or other taxable disposition of common shares of a non-corporate U.S. holder is generally eligible for a preferential rate of taxation applicable to capital gains, if the non-corporate U.S. holder’s holding period determined at the time of such sale, exchange or other taxable disposition for such common shares exceeds one year (i.e., such gain is long-term taxable gain). The deductibility of capital losses for U.S. federal income tax purposes is subject to limitations under the Code. Any such gain or loss that a U.S. holder recognizes generally will be treated as U.S. source income or loss for U.S. foreign tax credit limitation purposes. Consequently, a U.S. holder may not be able to use any foreign tax credits arising from any Swiss tax imposed on the sale, exchange or other taxable disposition of common shares unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources or unless an applicable treaty provides otherwise.

For U.S. holders that are a cash basis taxpayer, units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the settlement date of the purchase or sale. In that case, no foreign currency exchange gain or loss will result from currency fluctuations between the trade date and the settlement date of such a purchase or sale. An accrual basis taxpayer, however, may elect the same treatment required of cash basis taxpayers with respect to purchases and sales of the common shares that are traded on an established securities market, provided the election is applied consistently from year to year. Such election may not be changed without the consent of the IRS. For an accrual basis taxpayer who does not make such election, units of foreign currency paid or received are translated into U.S. dollars at the spot rate on the trade date of the purchase or sale. Such an accrual basis taxpayer may recognize exchange gain or loss based on currency fluctuations between the trade date and the settlement date. Any foreign currency gain or loss a U.S. holder realizes will be U.S. source ordinary income or loss.

Medicare Tax

Certain U.S. holders that are individuals, estates or trusts are subject to a 3.8% tax on all or a portion of their “net investment income,” which may include all or a portion of their dividend income and net gains from the disposition of common shares. Each U.S. holder that is an individual, estate or trust is urged to consult its tax advisors regarding the applicability of the Medicare tax to its income and gains in respect of its investment in the common shares.

Passive Foreign Investment Company Considerations

If we are classified as a passive foreign investment company in any taxable year, a U.S. holder would be subject to special rules generally intended to reduce or eliminate any benefits from the deferral of U.S. federal income tax that a U.S. holder could derive from investing in a non-U.S. company that does not distribute all of its earnings on a current basis.

A corporation organized outside the United States generally will be classified as a PFIC for U.S. federal income tax purposes in any taxable year in which, after applying certain look-through rules with respect to the income and assets of its subsidiaries, either: (i) at least 75% of its gross income is “passive income,” referred to herein as the Income Test, or (ii) at least 50% of the average quarterly value of its total gross assets (which, assuming we were a non-publicly traded CFC for the year being tested, must be measured by the adjusted tax basis of our assets or, if we were a publicly traded CFC or not a CFC for such year, the total value of our assets may be determined in part by reference to the quarterly market value of our common shares, which may be volatile) is attributable to assets that produce “passive income” or are held for the production of “passive income,” referred to herein as the Asset Test.

Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions, the excess of gains over losses from the disposition of assets which produce passive income, and includes amounts derived by reason of the temporary investment of funds raised in offerings of the common shares. If a non-U.S. corporation owns directly or indirectly at least 25% by value of the stock of another corporation, the non-U.S. corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income. If we are classified as a PFIC in any year with respect to which a U.S. holder owns the common shares, absent the “deemed sale” election described below, we will continue to be treated as a PFIC with respect to such U.S. holder in all succeeding years during which the U.S. holder owns the common shares, regardless of whether we continue to meet the tests described above.

Whether we are a PFIC for any taxable year will depend on the composition of our income and the projected composition and estimated fair market values of our assets in each year, and because this is a factual determination made annually after the end of each taxable year, there can be no assurance that we will not be considered a PFIC in any taxable year. In addition, the composition of our income and assets will be affected by how, and how quickly, we use the cash proceeds from this offering in our business.

Because it is possible we were a PFIC for the 2023 taxable year, we provided information necessary for our shareholders to make a QEF election with respect to us for the 2023 taxable year on our website (www.crisprtx.com). For the 2023 taxable year, the amount of our ordinary earnings and net capital gain for purposes of the QEF inclusion rules was $187.8 million of ordinary earnings and $0.0 million net capital gain and we may have material amounts of ordinary earnings and/or net capital gain for purposes of the QEF inclusion rules in the 2024 taxable year or future taxable years. Although we have not yet determined our PFIC status for the 2024 taxable year, it is possible that we may be a PFIC for our 2024 taxable year and future taxable years. Our status as a PFIC is a fact-intensive determination made on an annual basis and we cannot provide any assurances regarding our PFIC status for any past, current or future taxable years.

If we are a PFIC, and you are a U.S. holder, then unless you make one of the elections described below, a special tax regime will apply to both (a) any “excess distribution” by us to you (generally, your ratable portion of distributions in any year which are greater than 125% of the average annual distribution received by you in the shorter of the three preceding years or your holding period for the common shares) and (b) any gain realized on the sale or other disposition, including a pledge, of the common shares. Under this regime, any excess distribution and realized gain will be treated as ordinary income and will be subject to tax as if (a) the excess distribution or gain had been realized ratably over your holding period, (b) the amount deemed realized in each year had been subject to tax in each year of that holding period at the highest marginal rate for such year (other than income allocated to the current period or any taxable period before we became a PFIC, which would be subject to tax at the U.S. holder’s regular ordinary income rate for the current year and would not be subject to the interest charge discussed below), and (c) the interest charge generally applicable to underpayments of tax had been imposed on the taxes deemed to have been payable in those years. In addition, dividend distributions made to you will not qualify for the lower rates of taxation applicable to long-term capital gains discussed above under “Distributions.”

If we are a PFIC for any year during which a U.S. holder holds the common shares, we must generally continue to be treated as a PFIC by that U.S. holder for all succeeding years during which the U.S. holder holds the common shares, unless we cease to meet the requirements for PFIC status and the U.S. holder makes a “deemed sale” election with respect to the common shares. If such election is made, the U.S. holder will be deemed to have sold the common shares it holds at their fair market value on the last day of the last taxable year in which we qualified as a PFIC, and any gain from such deemed sale would be subject to the consequences described above. After the deemed sale election, the U.S. holder’s common shares with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless we subsequently become a PFIC.

Certain elections exist that may alleviate some of the adverse consequences of PFIC status and would result in an alternative treatment (such as mark-to-market treatment) of the common shares. If a U.S. holder makes the mark-to-market election, the U.S. holder generally will recognize as ordinary income any excess of the fair market value of the common shares at the end of each taxable year over their adjusted tax basis, and will recognize an ordinary loss in respect of any excess of the adjusted tax basis of the common shares over their fair market value at the end of the taxable year (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). If a U.S. holder makes the election, the U.S. holder’s tax basis in the common shares will be adjusted to reflect these income or loss amounts. Any gain recognized on the sale or other disposition of common shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as an ordinary loss (but only to the extent of the net amount of income previously included as a result of the mark-to-market election). The mark-to-market election is available only if we are a PFIC and the common shares are “regularly traded” on a “qualified exchange.” The common shares will be treated as “regularly traded” in any calendar year in which more than a de minimis quantity of the common shares are traded on a qualified exchange on at least 15 days during each calendar quarter (subject to the rule that trades that have as one of their principal purposes the meeting of the trading requirement are disregarded). Nasdaq is a qualified exchange for this purpose and, consequently, if the common shares are regularly traded, the mark-to-market election will be available to a U.S. holder.

Alternatively, you may avoid the general tax treatment for PFICs described above by electing to treat us as a “qualified electing fund” under Section 1295 of the Code, or QEF, for each of the taxable years during your holding period that we are a PFIC. If a QEF election is not in effect for the first taxable year in your holding period in which we are a PFIC, a QEF election generally can only be made if you elect to make an applicable deemed sale or deemed dividend election on the first day of your taxable year in which the PFIC becomes a QEF pursuant to the QEF election. The deemed gain or deemed dividend recognized with respect to such an election would be subject to the general tax treatment of PFICs discussed above. We intend to determine our PFIC status at the end of each taxable year and to satisfy any applicable record keeping and reporting requirements that apply to a QEF, and will endeavor to provide to you, for each taxable year that we determine we are a PFIC, a PFIC Annual Information Statement containing information necessary for you to make a QEF election with respect to us. We may elect to provide such information on our website.

If you make a QEF election with respect to a PFIC, you will be taxed currently on your pro rata share of the PFIC’s ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is a PFIC, even if no distributions are received. Any distributions we make out of our earnings and profits that were previously included in your income under the QEF election would not be taxable to you. Your tax basis in your common shares would be increased by an amount equal to any income included under the QEF election and decreased by any amount distributed on the common shares that is not included in your income. In addition, you will recognize capital gain or loss on the disposition of your common shares in an amount equal to the difference between the amount realized and your adjusted tax basis in the common shares, each as determined in U.S. dollars. Once made, a QEF election remains in effect unless invalidated or terminated by the IRS or revoked by the shareholder. A QEF election can be revoked only with the consent of the IRS. You will not be currently taxed on the ordinary income and net capital gain of a PFIC with respect to which a QEF election was made for any taxable year of the non-U.S. corporation that such corporation does not satisfy the PFIC Income Test or Asset Test.

You are urged to consult your own tax advisors regarding the availability of, and procedure for making, any deemed gain, deemed dividend or QEF election.

If we are determined to be a PFIC, a U.S. holder will generally be treated as owning a proportionate amount (by value) of shares owned by us in any direct or indirect subsidiaries that are also PFICs, each a lower-tier PFIC, and will be subject to similar adverse rules with respect to distributions from, or dispositions of, such lower-tier PFICs, in each case as if such U.S. holder held such shares directly (even if such U.S. holder does not receive the proceeds of such distributions or dispositions directly). We have not determined whether any of our subsidiaries (including TRACR Hematology Ltd. and CRISPR Therapeutics Ltd.) are or may be lower-tier PFICs for the 2022 taxable year, the 2023 taxable year or future taxable years, and we do not intend to do so. Because of changes pursuant to the Tax Cuts and Jobs Act which may cause our non-United States subsidiaries to be treated as CFCs, even if we are not treated as a CFC, there may be an increased likelihood that our non-United States subsidiaries are also PFICs. We also do not intend to make available the information necessary for U.S. holders to make a QEF election with respect to any lower-tier PFICs and therefore you should expect that you will not be able to make a QEF election with respect to them. The mark-to-market election is not permitted for the shares of any of our subsidiaries that are also classified as PFICs. U.S. holders are urged to consult their tax advisors about the application of the PFIC and CFC rules to any of our subsidiaries.

If a U.S. holder owns common shares during any taxable year in which we are a PFIC, the U.S. holder generally will be required to file an IRS Form 8621 (Information Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund) with respect to us and any lower-tier PFIC such U.S. holder is treated as owning pursuant to the rules described above, generally with the U.S. holder’s federal income tax return for that year.

The U.S. federal income tax rules relating to PFICs are complex. Prospective U.S. investors are urged to consult their own tax advisers with respect to the acquisition, ownership and disposition of the common shares, the consequences to them of an investment in a PFIC, any elections available with respect to the common shares (including the unavailability of the market-to-market and QEF elections with respect to any lower-tier PFICs) and the IRS information reporting obligations applicable in connection with the acquisition, ownership and disposition of the common shares.

Backup Withholding and Information Reporting

U.S. holders generally will be subject to information reporting requirements with respect to dividends on the common shares and on the proceeds from the sale, exchange or disposition of common shares that are paid within the United States or through U.S.-related financial intermediaries (and certain subsidiaries thereof), unless the U.S. holder is an “exempt recipient.” In addition, U.S. holders may be subject to backup withholding on such payments, unless the U.S. holder provides a taxpayer identification number and a duly executed IRS Form W-9 or otherwise establishes an exemption. Backup withholding is not an additional tax, and the amount of any backup withholding will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

Certain Reporting Requirements

U.S. Holders paying more than $100,000 for our common shares generally may be required to file IRS Form 926 reporting the payment of the offer price for our common shares to us. Substantial penalties may be imposed upon a U.S. Holder that fails to comply. Each U.S. Holder should consult its own tax advisor as to the possible obligation to file IRS Form 926.

Foreign Asset Reporting

Certain U.S. holders who are individuals are required to report information relating to an interest in the common shares, subject to certain exceptions (including an exception for shares held in accounts maintained by U.S. financial institutions) by filing IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their federal income tax return. U.S. holders are urged to consult their tax advisors regarding their information reporting obligations, if any, with respect to their ownership and disposition of the common shares.

THE DISCUSSION ABOVE IS A SUMMARY OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS TO U.S. HOLDERS. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR PROSPECTIVE INVESTOR. EACH PROSPECTIVE INVESTOR IS URGED TO CONSULT ITS OWN TAX ADVISOR ABOUT THE TAX CONSEQUENCES TO IT OF AN INVESTMENT IN THE SHARES IN LIGHT OF THE INVESTOR’S OWN CIRCUMSTANCES.

LEGAL MATTERS

The validity of the common shares and certain other matters of Swiss law will be passed upon for us by Walder Wyss AG, Zurich, Switzerland. Certain matters of U.S. federal and New York state law will be passed upon for us by Goodwin Procter LLP, Boston, Massachusetts. Jefferies LLC is being represented in connection with this offering by Cooley LLP, New York, New York.

EXPERTS

The consolidated financial statements of CRISPR Therapeutics AG appearing in CRISPR Therapeutics AG’s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of CRISPR Therapeutics AG’s internal control over financial reporting as of December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements and the effectiveness of our internal control over financial reporting as of the respective dates (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all of the information set forth in the registration statement and the exhibits thereto. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference therein. For further information with respect to us and the common shares we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including us. The address of the SEC website is www.sec.gov.

Copies of certain information filed by us with the SEC are also available on our website at www.crisprtx.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus supplement is 001-37923. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us.

The following documents are incorporated by reference into this document:

•
our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 21, 2024;
•
our Quarterly Report on Form 10-Q for the three months ended March 31, 2024, filed with the SEC on May 8, 2024;
•
our Quarterly Report on Form 10-Q for the three months ended June 30, 2024, filed with the SEC on August 5, 2024;
•
our Current Reports on Form 8-K filed with the SEC on January 16, 2024, February 13, 2024, February 13, 2024, May 23, 2024 and June 3, 2024 (in each case, to the extent the information in such report is filed and not furnished);
•
the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2023 from our definitive proxy statement on Schedule 14A (other than information furnished rather than filed), which was filed with the SEC on April 9, 2024; and
•
the description of our common shares contained in our Registration Statement on Form 8-A12B, filed with the SEC on October 18, 2016, as updated by “Description of Capital Shares” filed as Exhibit 4.1 to our Annual Report on Form 10-K for the year ended December 31, 2023, and any amendments or reports filed for the purposes of updating this description.

We will provide to each person, including any beneficial owner, to whom a prospectus supplement or the underlying prospectus is delivered, without charge upon the written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. You should direct any requests for documents to CRISPR Therapeutics, Inc., 105 West First Street, South Boston, MA 02127, Attn: Investor Relations, telephone: (617) 315-4600.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

CRISPR Therapeutics AG

Up to $378,641,978

Common Shares

PROSPECTUS SUPPLEMENT

Jefferies

August 5, 2024

PART II–INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee	$(1)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Transfer agent fees and expenses	(2)
Trustee fees and expenses	(2)
Printing fees	(2)
Miscellaneous expenses	(2)
Total	$(2)

(1)
Pursuant to Rule 456(b) and Rule 457(r) under the Securities Act, the SEC registration fee will be paid at the time of any particular offering of securities under the registration statement other than the fees due in connection with the $378,641,978 of our common shares that may be issued and sold from time to time under the Sales Agreement with Jefferies.
(2)
These fees are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15. Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our directors and executive officers. In addition, subject to Swiss law, Article 29 of our Articles of Association provides for indemnification of the existing and former members of the Board of Directors, executive management and their heirs, executors and administrators, against liabilities arising in connection with the performance of their duties in such capacity, and permits us to advance the expenses of defending any act, suit or proceeding to our directors and executive management. Furthermore, under general principles of Swiss employment law, an employer may be required to indemnify an employee against losses and expenses incurred by such employee in the proper execution of their duties under the employment agreement with the employer. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

The foregoing may reduce the likelihood of derivative litigation against our directors and executive officers and may discourage or deter shareholders or management from suing directors or executive officers for breaches of their duty of care, even though such actions, if successful, might otherwise benefit the company and our shareholders.

At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification by the registrant.

We have the power to indemnify our other employees and other agents, as permitted by the Swiss law or any other applicable law, but we are not required to do so by Swiss law.

The underwriting agreement that we may enter into, Exhibit 1.1 to this Registration Statement, will provide for indemnification by any underwriters of the company, our directors, our officers who sign the registration statement and our controlling persons, if any, for some liabilities, including liabilities arising under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement(1)

1.2	Open Market Sale AgreementSM, dated August 30, 2019, by and between CRISPR Therapeutics AG and Jefferies LLC(2)

3.1	Amended and Restated Articles of Association of CRISPR Therapeutics AG(3)

4.1	Form of Senior Debt Indenture between the Registrant and one or more trustees to be named

4.2	Form of Subordinated Debt Indenture between the Registrant and one or more trustees to be named

4.3	Form of Unit Agreement(1)

4.4	Form of Common Shares Warrant Agreement and Warrant Certificate(1)

4.5	Form of Debt Securities Warrant Agreement and Warrant Certificate(1)

4.6	Form of Subscription Rights Agreement(1)

5.1	Opinion of Walder Wyss AG

5.2	Opinion of Walder Wyss AG relating to Sales Agreement prospectus supplement

5.3	Opinion of Goodwin Procter LLP

23.1	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

23.2	Consent of Walder Wyss AG (included in Exhibit 5.1)

23.3	Consent of Walder Wyss AG (included in Exhibit 5.2)

23.4	Consent of Goodwin Procter LLP (included in Exhibit 5.3)

24.1	Power of Attorney (included on signature page)

25.1	Form T-1 Statement of Eligibility of Trustee for Senior Indenture under the Trust Indenture Act of 1939(1)

25.2	Form T-1 Statement of Eligibility of Trustee for Subordinated Indenture under the Trust Indenture Act of 1939(1)

107

(1)
To be filed by amendment or by a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference, if applicable.
(2)
Previously filed as Exhibit 1.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37923), filed with the SEC on August 30, 2019, and incorporated by reference herein.
(3)
Previously filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-37923), filed with the SEC on June 3, 2024, and incorporated by reference herein.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in this registration statement or are contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Boston, Commonwealth of Massachusetts, on August 5, 2024.

CRISPR Therapeutics AG
By:	/s/ Samarth Kulkarni
Samarth Kulkarni
Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

Know All Persons By These Presents, that each person whose signature appears below constitutes and appoints Dr. Samarth Kulkarni, Dr. Raju Prasad and James R. Kasinger, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462 under the Securities Act) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samarth Kulkarni	Chief Executive Officer, Chairman and Director	August 5, 2024
Samarth Kulkarni	(Principal Executive Officer)
/s/ Raju Prasad	Chief Financial Officer	August 5, 2024
Raju Prasad	(Principal Financial and Accounting Officer)
/s/ Ali Behbahani	Director	August 5, 2024
Ali Behbahani
/s/ Maria Fardis	Director	August 5, 2024
Maria Fardis
/s/ H Edward Fleming, Jr.	Director	August 5, 2024
H Edward Fleming, Jr.
/s/ Simeon J. George	Director	August 5, 2024
Simeon J. George
/s/ John T. Greene	Director	August 5, 2024
John T. Greene
/s/ Katherine A. High	Director	August 5, 2024
Katherine A. High
/s/ Sandesh Mahatme	Director	August 5, 2024
Sandesh Mahatme
/s/ Christian Rommel	Director	August 5, 2024
Christian Rommel

Signature	Title	Date
/s/ Douglas A. Treco	Director	August 5, 2024
Douglas A. Treco
/s/ James R. Kasinger	Authorized Representative in the	August 5, 2024
James R. Kasinger	United States